SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934
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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

STATE AUTO FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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STATE AUTO FINANCIAL CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of

STATE AUTO FINANCIAL CORPORATION:

      Notice is hereby given that the Annual Meeting of Shareholders of State Auto Financial Corporation (the “Company”) will be held at the Company’s principal executive offices located at 518 East Broad Street, Columbus, Ohio, on Friday, May 11, 2005, at 10:00 A.M., local time, for the following purposes:

1.	To elect three Class II directors, each to hold office for a three-year term and until a successor is elected and qualified;

2.	To consider and vote upon a proposal to approve the Amended and Restated Equity Incentive Compensation Plan (formerly called the 2000 Stock Option Plan);

3.	To consider and vote upon a proposal to approve the Outside Directors Restricted Share Unit Plan;

4.	To ratify the selection of Ernst and Young LLP as the Company’s independent public accountants for 2005; and

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

      The close of business on March 21, 2005, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

      In order that your shares may be represented at this meeting and to assure a quorum, please indicate your voting instructions by telephone, via the Internet or by signing and returning the enclosed proxy promptly. Instructions for indicating your voting instructions by telephone or via the Internet are included in the enclosed proxy. A return addressed envelope, which requires no postage, is enclosed if you choose to submit your voting instructions by mail. In the event you are able to attend and wish to vote in person, at your request we will cancel your proxy.

By Order of the Board of Directors

JOHN R. LOWTHER
Secretary

Dated: April 4, 2005

PROXY STATEMENT TABLE OF CONTENTS

STATE AUTO FINANCIAL CORPORATION

PROXY STATEMENT

GENERAL

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of State Auto Financial Corporation (the “Company”) to be used at its Annual Meeting of Shareholders to be held May 11, 2005 (the “Annual Meeting”). Shares represented by properly executed proxies will be voted at the Annual Meeting in accordance with the choices indicated on the proxy. A proxy may be revoked at any time, insofar as it has not been exercised, by delivery to the Company of a subsequently dated proxy or by giving notice of revocation to the Company in writing or in open meeting. A shareholder’s presence at the Annual Meeting does not by itself revoke the proxy.

      The mailing address of the principal executive offices of the Company is 518 East Broad Street, Columbus, Ohio 43215. The approximate date on which this Proxy Statement and the form of proxy are first being sent or given to shareholders is April 4, 2005.

PROXIES AND VOTING

      The close of business on March 21, 2005 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. On the record date there were outstanding and entitled to vote 40,232,391 of the Company’s common shares, without par value (the “Common Shares”). Each Common Share is entitled to one vote.

      Shareholders do not have the right to cumulate their votes in the election of directors, and the nominees receiving the highest number of votes will be elected as the Class II directors. The vote required for the (1) approval of the Company’s Amended and Restated Equity Incentive Compensation Plan (formerly known as the 2000 Stock Option Plan), (2) approval of the Company’s Outside Directors Restricted Share Unit Plan, and (3) ratification of the selection of Ernst & Young LLP as the Company’s independent public accountants for 2005, each as described in more detail below, is the favorable vote of a majority of the outstanding Common Shares present in person or by proxy at the Annual Meeting.

      All Common Shares represented by properly executed proxies will be voted at the Annual Meeting in accordance with the choices indicated on the proxy. If no choices are indicated on a proxy, the Common Shares represented by that proxy will be voted as follows: (1) for the election of the nominees listed in this Proxy Statement as Class II directors; (2) for the approval of the Company’s Amended and Restated Equity Incentive Compensation Plan; (3) for the approval of the Company’s Outside Directors Restricted Share Unit Plan; and (4) for the ratification of the selection of Ernst & Young LLP as the Company’s independent public accountants for 2005. Any proxy may be revoked at any time prior to its exercise by delivering to the Company a subsequently dated proxy or by giving notice of revocation to the Company in writing or in open meeting. A shareholder’s presence at the Annual Meeting does not by itself revoke the proxy.

      Abstentions will be considered as Common Shares present and entitled to vote at the Annual Meeting and will be counted for purposes of determining whether a quorum is present. Abstentions will not be counted in determining the votes cast for the election of directors and will not have a positive or negative effect on the outcome of the election. Because the other proposals require the favorable vote of a majority of the outstanding Common Shares present in person or by proxy at the Annual Meeting, abstentions will have the same effect as a vote against these proposals.

      If your Common Shares are held in street name, you will need to instruct your broker regarding how to vote your Common Shares. If you do not provide voting instructions to your broker, and if your broker does not have discretion to vote your Common Shares without your instructions, a “broker non-vote” will occur. Broker non-votes will not be counted in determining the votes cast for the election of directors or with respect to the other proposals and will not have a positive or negative effect on the outcome of these proposals.

PROPOSAL ONE: ELECTION OF DIRECTORS

      The number of directors currently is fixed at nine. The Board of Directors is divided into three classes, Class I, Class II and Class III, with three directors in each Class. The term of office of directors in one Class expires annually at each annual meeting of shareholders at such time as their successors are elected and qualified. Directors in each Class are elected for three-year terms. The term of office of the Class II directors expires concurrently with the holding of the Annual Meeting. David J. D’Antoni, William J. Lhota, and S. Elaine Roberts, the three persons recommended by the Nominating and Governance Committee of the Company’s Board of Directors, and each of whom is an incumbent Class II director, have been nominated for re-election.

      At the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy, unless a contrary position is indicated on such proxy, to vote the proxy for the election of the three nominees named in the following table as Class II directors, each to hold office until the 2008 annual meeting of shareholders and until a successor is elected and qualified. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected. In the event that any nominee named in the table as a Class II director is unable to serve (which is not anticipated), the persons named in the proxy may vote it for another nominee of their choice.

      Proxies cannot be voted at the Annual Meeting for a greater number of persons than the three nominees named in this Proxy Statement.

      Set forth below is information about each of the Class II director nominees:

Class II Director Nominees

(Terms expiring in 2008)

			A	Common
Name of			Director	Shares Owned
Director Nominee			of the	Beneficially as	%
and Position(s)		Principal Occupation(s)	Company	of March 21,	of
with Company	Age(1)	During the Past Five Years	Since	2005(2)(3)	Class

David J. D’Antoni(4) Director	60	Retired from Ashland, Inc. 9/04 to present; formerly, Senior Vice President and Group Operating Officer, Ashland, Inc., 3/99 to 9/04; President of APAC, Inc., a subsidiary of Ashland, Inc., 7/03 to 1/04; Senior Vice President of Ashland, Inc. and President, Ashland Chemical, a division of Ashland, Inc., 7/88 to 3/99. Ashland, Inc. is involved in oil refining and marketing, highway construction, automotive after market products, specialty chemicals and chemical and plastics distribution. Mr. D’Antoni is also a director of Omnova Solutions Inc., a producer of decorative and functional surfaces, coatings, and specialty chemicals and Compass Minerals International, Inc., a producer and distributor of inorganic minerals.	1995	51,400	*
William J. Lhota Director	65	President and Chief Executive Officer, Central Ohio Transit Authority, a public transportation authority operating primarily in Franklin County, Ohio, 9/04 to present; Principal, LHOTA SERVICES, a firm providing business and engineering ethics consulting and arbitration and mediation services, 1/02 to 9/04; Retired President — Energy Delivery, American Electric Power, 6/00 to 12/01; Retired Executive Vice President, American Electric Power Service Corporation, a management, technical, and professional subsidiary of American Electric Power, 11/89 to 6/00. Mr. Lhota is also a director of Huntington Bancshares Incorporated, a bank holding company.	1994	38,400	*
S. Elaine Roberts Director	52	President and Chief Executive Officer of the Columbus Regional Airport Authority, a public port authority which oversees the operations of Port Columbus, Rickenbacker and Bolton Field airports in Franklin County, Ohio, 01/03 to present; Executive Director of Columbus Airport Authority, 12/00 to 01/03; Executive Director of Rhode Island Airport Corporation, 12/94 to 12/00.	2002	8,400	*

      Set forth below is information about the directors whose terms of office continue after the Annual Meeting.

Class III Directors

(Terms expiring in 2006)

			A	Common
Name of			Director	Shares Owned
Director and			of the	Beneficially as	%
Position(s)		Principal Occupation(s)	Company	of March 21,	of
with Company	Age(1)	During the Past Five Years	Since	2005(2)(3)	Class

James E. Kunk Director	52	President of the Central Region of Huntington National Bank, the principal subsidiary of Huntington Bancshares Incorporated, a regional bank holding company headquartered in Columbus, Ohio, 8/81 to present.	2004	8,637	*
Richard K. Smith(5) Director	60	Retired 6/97 as Partner of KPMG, LLP, a public accounting firm; Partner of KPMG, LLP, for more than five years prior to 6/97.	1999	18,400	*
Paul S. Williams Director	45	Executive Vice President, Chief Legal Officer and Secretary of Cardinal Health, Inc. (“Cardinal”), a provider of products and services to healthcare providers and manufacturers, 4/01 to present; Senior Vice President of Cardinal, 1/01 to 4/01; Vice President of Cardinal, 6/98 to 1/01; Deputy General Counsel of Cardinal, 7/99 to 1/01; Assistant Secretary of Cardinal, 6/98 to 4/01; Assistant General Counsel of Cardinal, 6/98 to 7/99.	2003	4,525	*

Class I Directors

(Terms expiring in 2007)

			A	Common
Name of			Director	Shares Owned
Director and			of the	Beneficially as	%
Position(s)		Principal Occupation(s)	Company	of March 21,	of
with Company	Age(1)	During the Past Five Years	Since	2005(2)(3)	Class

Paul W. Huesman(6) Director	69	Consultant to Huesman-Schmid Insurance Agency, Inc., an insurance agency, 6/03 to present; Agent with Huesman-Schmid Insurance Agency, Inc., 01/03 to 6/03; Formerly President of Huesman-Schmid Insurance Agency, Inc., for more than five years prior to 01/03.	1991	63,226	*
John R. Lowther(7) Senior Vice President, Secretary and General Counsel	54	Senior Vice President of the Company, State Auto Property & Casualty Insurance Company (“State Auto P&C”), Milbank Insurance Company (“Milbank”), State Auto National Insurance Company (“National”), and Farmers Casualty Insurance Company (“Farmers Casualty”), each a wholly owned subsidiary of the Company, and of State Automobile Mutual Insurance Company (“State Auto Mutual”), 3/01 to present; Secretary and General Counsel of the Company, State Auto P&C, Milbank, National, and State Auto Mutual for more than five years; Vice President of the Company, State Auto P&C, Milbank, National and State Auto Mutual for more than five years prior to 3/01.	1991	109,089	*
Robert H. Moone(8) Chairman, President and Chief Executive Officer	61	Chairman of the Board of the Company, State Auto P&C, Milbank, National, Farmers Casualty and State Auto Mutual, 1/01 to present; President and CEO of the Company, State Auto P&C, Milbank, National, Farmers Casualty and State Auto Mutual, 5/99 to present; President and COO of the Company, State Auto P&C, Milbank, National and State Auto Mutual, 5/96 to 5/99.	1998	287,279	*

  *  Less than one (1%) percent.

(1)	Ages shown are as of the date of the Annual Meeting.

(2)	Except as indicated in the notes to this table, the persons named in the table have sole voting and investment power with respect to all Common Shares shown as beneficially owned by the named person. With respect to stock options, this table includes only stock options for Common Shares which are currently exercisable or exercisable within 60 days of March 21, 2005.

(3)	The amount reported includes Common Shares attributable to options granted under the Company’s 1991 Stock Option Plan and the 2000 Stock Option Plan for Messrs. Moone

(156,913) and Lowther (55,333) and Common Shares attributable to options granted under both the Company’s 1991 Directors Stock Option Plan and 2000 Directors Stock Option Plan for Messrs. Lhota (17,400), D’Antoni (17,400), Huesman (20,400), Smith (10,400), Kunk (5,500), Williams (4,200), and Ms. Roberts (7,400).

(4)	Includes 12,000 Common Shares owned by Mrs. D’Antoni, as to which Mr. D’Antoni disclaims beneficial ownership.

(5)	Includes 5,000 Common Shares owned by Mrs. Smith, as to which Mr. Smith disclaims beneficial ownership.

(6)	Includes 2,873 Common Shares owned by Mrs. Huesman, as to which Mr. Huesman disclaims beneficial ownership,

(7)	Includes 6,500 Common Shares attributable to options granted to Mr. Lowther under the Company’s 1991 Stock Option Plan, which he assigned to his spouse pursuant to the terms of the 1991 Stock Option Plan, and 2,000 Common Shares attributable to options granted under the 1991 Stock Option Plan, which he assigned pursuant to the 1991 Stock Option Plan to trusts maintained for the benefit of his children and 14,224 Common Shares owned by Mrs. Lowther. Mr. Lowther disclaims beneficial ownership of these Common Shares.

(8)	Includes 13,440 Common Shares attributable to options granted to Mr. Moone under the 1991 Stock Option Plan, which he assigned to the Anna Moone Living Trust (Anna Moone and Robert H. Moone, co-trustees) pursuant to the terms of the 1991 Stock Option Plan, and 11,400 Common Shares owned by Mrs. Moone. Mr. Moone disclaims beneficial ownership of these Common Shares.

      In addition to the Common Shares owned beneficially by Messrs. Lowther and Moone, as set forth above, Mark A. Blackburn, Steven J. Johnston and Steven R. Hazelbaker, the other named executive officers in the Summary Compensation Table set forth below, owned beneficially 39,738, 103,921, and 8,273 Common Shares, respectively, of the Company as of March 21, 2005, each of which represents less than 1% of the Company’s outstanding Common Shares. These amounts include Common Shares attributable to options which are currently exercisable or exercisable within 60 days of March 21, 2005, granted under the Company’s 1991 Stock Option Plan and the Company’s 2000 Stock Option Plan in the amounts of 34,064, 59,964, and 5,271 for Messrs. Blackburn, Johnston and Hazelbaker, respectively. These persons and/ or their spouses have sole voting and investment power with respect to all Common Shares beneficially owned by them. As of March 21, 2005, all directors and executive officers of the Company as a group (15 persons) owned beneficially 955,895 (2.4%) Common Shares of the Company, which included options for 492,041 Common Shares.

PROPOSAL TWO: APPROVAL OF THE AMENDED AND RESTATED

EQUITY INCENTIVE COMPENSATION PLAN

Proposal

      This proposal seeks the approval of the amendment and restatement of the Company’s 2000 Stock Option Plan (the “2000 Stock Option Plan”). The Board of Directors approved the amendment and restatement of the 2000 Stock Option Plan on March 4, 2005. As part of the amendment and restatement, the 2000 Stock Option Plan was renamed the Amended and Restated Equity Incentive

Compensation Plan (the “Equity Incentive Compensation Plan”). The Equity Incentive Compensation Plan requires that it be submitted to the Company’s shareholders for approval at the 2005 annual meeting of shareholders. At the Annual Meeting, unless otherwise indicated, proxies will be voted for approval of the Equity Incentive Compensation Plan.

Principal Changes Being Made to the Plan

      The 2000 Stock Option Plan only provided for the grant of stock options. The shareholders are being asked to approve an amendment and restatement of the 2000 Stock Option Plan to also permit awards of restricted shares, performance shares, performance units and other stock-based awards under the Equity Incentive Compensation Plan. The ability to grant a wider range of awards under the Equity Incentive Compensation Plan will help the Company achieve its goals of attracting, retaining and motivating talented personnel. The Company wants to ensure that it has maximum flexibility in determining the appropriate equity compensation for its key employees.

      Additionally, the amendment and restatement reduces the number of shares available under the plan from 5,000,000 Common Shares to 3,500,000 Common Shares and imposes a maximum number of shares subject to awards of options, restricted shares and performance shares that may be granted in any calendar year equal to 1.5% of the total number of Common Shares of the Company outstanding as of December 31 of the prior year. The maximum number of shares subject to awards of options, restricted shares and performance shares that may be granted in any calendar year to any individual is being increased from 150,000 shares to 250,000 shares. The maximum number of performance units that may be granted in any calendar year to any individual will be 100,000 performance units.

Shares Available for Issuance under the Plan

      A total of 5,000,000 Common Shares was initially reserved for issuance under the 2000 Stock Option Plan. Prior to the amendment and restatement of the 2000 Stock Option Plan on March 4, 2005, there were 3,700,745 shares available for issuance and options to purchase 1,227,691 Common Shares were outstanding. Pursuant to the amendment and restatement, the number of Common Shares reserved for issuance under the Equity Incentive Compensation Plan was reduced to a total of 3,500,000 Common Shares. As a result, immediately after the amendment and restatement, 2,200,745 shares were available for future grant under the Equity Incentive Compensation Plan and options to purchase 1,227,691 Common Shares were outstanding. Since the amendment and restatement, no awards have been granted under the Equity Incentive Compensation Plan.

      No more than 33% of the shares authorized for issuance under the Equity Incentive Compensation Plan may be granted in the form of awards other than stock options.

      The maximum number of shares subject to awards of options, restricted shares and performance shares that may be granted in any calendar year is equal to 1.5% of the total number of Common Shares of the Company outstanding as of December 31 of the prior year.

      The maximum number of shares subject to awards of options, restricted shares and performance shares that may be granted in any calendar year to any individual is 250,000 shares.

Summary of the Equity Incentive Compensation Plan

      The following discussion of the Equity Incentive Compensation Plan is qualified in its entirety by reference to the full text of the plan, which is attached to this Proxy Statement as Appendix A.

Purpose and Eligibility

      Consistent with the purpose of the 2000 Stock Option Plan, the purpose of the Equity Incentive Compensation Plan is to advance the interests of the Company and its shareholders by enhancing the Company’s ability to attract and retain highly qualified key employees and by providing such employees with additional incentives and compensation to achieve the Company’s long-term business plans and objectives. The Equity Incentive Compensation Plan is also intended to encourage and enable key employees to participate in the Company’s future prosperity and growth by providing the participants with incentives and compensation based on the Company’s performance, development and financial success. These purposes will be achieved by granting to key employees equity-based awards including stock options to purchase Common Shares, restricted shares, performance shares, performance units and other stock-based awards. Only persons who are employed by the Company or its parent or one of its subsidiaries in an executive, administrative, professional or technical capacity who, in the opinion of the committee administering the plan, have responsibilities affecting the management, development, or financial success of the Company or one of its subsidiaries or other affiliated entities are eligible to participate in the Equity Incentive Compensation Plan. As of the date of this Proxy Statement, there were approximately 110 eligible employees. Any awards may be granted alone or in addition to other awards granted under the Equity Incentive Compensation Plan.

Administration

      The Equity Incentive Compensation Plan is administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”). The Committee’s authority to administer the Equity Incentive Compensation Plan includes, among other things, the authority to grant awards, including the number and type of awards, the frequency of award grants, the terms and conditions of the awards, the number of shares subject to each award, and the expiration date of each award. Each award grant must be evidenced by a written award agreement between the employee to whom the award was granted and the Company. In granting awards, the Committee is required to consider the level and responsibility of an employee’s position, the employee’s performance, level of compensation, and assessed potential, as well any other factors deemed relevant by the Committee. The Committee is also authorized to determine the vesting requirements, if any, that will apply to award grants and to interpret the provisions of the Equity Incentive Compensation Plan. The Committee has the authority to grant options that are intended to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended (the “Code”), options that do not qualify as incentive stock options under the Code (these options are sometimes referred to as “non-qualified stock options”), restricted shares, performance shares, performance units and other stock-based awards. No consideration is received by the Company or its subsidiaries for the granting of awards under the Equity Incentive Compensation Plan.

Change in Control

      In the event of a “change in control” or “potential change in control” of the Company (generally defined by reference to the acquisition of a specified percentage of voting power, or a change in the composition of the Board of Directors, or an acquisition of the Company that requires shareholder approval, or a transaction involving the Company or its affiliates that requires shareholder approval and has the effect of causing the Company to cease to be a public company), all stock options which are not otherwise vested shall become vested and exercisable in full and all restrictions applicable to any restricted stock, performance shares or performance units shall lapse such that those awards shall be fully vested. Within 30 days following a “change in control” or “potential change in control” of the Company, all outstanding options may be terminated by the Company upon the payment of cash in an amount equal to the difference between the exercise price of the option and the “change in control price” (generally defined to mean the highest fair market value of the shares underlying the options at any time during the sixty-day period preceding the event that triggered the change in control or potential change in control provisions). If the change in control price is less than the exercise price, the option may be terminated without any payment.

Amendment and Termination

      The Board of Directors may at any time suspend, amend or terminate the Equity Incentive Compensation Plan. However, except as otherwise provided in the plan, the Board of Directors may not take any action that materially and adversely affects any outstanding awards granted under the Equity Incentive Compensation Plan without obtaining the consent of the individuals who have been granted such awards and certain amendments may require shareholder approval. In addition, no amendment may be made by the Board of Directors without shareholder approval if the amendment would effect any change which requires shareholder approval under any applicable laws or regulations, such as the Nasdaq Marketplace Rules. By its terms, the Equity Incentive Compensation Plan will automatically terminate in 2010.

Stock Options

      Exercise Price. The exercise price of incentive stock options granted under the Equity Incentive Compensation Plan may not be less than the fair market value of the Common Shares underlying the option at the time the option is granted. Fair market value is currently based upon the last sale price of the Common Shares as reported on the Nasdaq National Market System as of the close of the trading day the option is granted. However, if a participant owns more than 10% of the combined voting power of all classes of stock issued by the Company, the exercise price of an incentive stock option granted to such person may not be less than 110% of such fair market value. The aggregate fair market value (determined at the time of the grant of the option) of Common Shares with respect to which incentive stock options are exercisable for the first time by any eligible person during any calendar year (under all stock option plans of the Company) may not exceed $100,000. The exercise price of non-qualified stock options is determined by the Committee. However, in determining an exercise price, the Committee may not establish an exercise price that is less than the fair market value of the shares underlying the option (at the time the option is granted). The exercise price of any stock option granted under the Equity Incentive Compensation Plan will not be changed or modified after the time of grant unless such change or modification is made with the prior approval of the Company’s shareholders.

      Term. No stock option may be exercised more than ten years after the date of grant (five years with respect to an incentive stock option granted to a participant who owns more than 10% of the combined voting power of all classes of stock issued by the Company). Participants whose employment is terminated for reasons other than retirement, disability, or death must exercise all outstanding options within the earlier of 90 days of such termination or the expiration date of the option (if a participant’s employment is terminated due to illegal conduct, all unexercised options shall immediately lapse and be of no further force or effect as of the termination). If the participant’s employment is terminated as a result of retirement, disability, or death, all outstanding options become exercisable immediately and must be exercised by the following dates:

Reason for Termination
of Employment	Incentive Stock Options	Non-Qualified Stock Options

• Retirement	• within the earlier of 90 days of such termination or the expiration date of the option	• on or before the expiration date
• Disability	• within the earlier of one year of such termination or the expiration date of the option	• on or before the expiration date
• Death	• within the earlier of one year of such termination or the expiration date of the option	• on or before the expiration date of the option or, in the case of termination within 90 days of the expiration date, within 180 days from the date of termination

      Non-Transferability of Options. Options may be transferred only by will or the laws of descent and distribution except that the Committee may authorize gifts of options (provided that they are not incentive stock options) to a grantee’s parents, spouse, children, grandchildren, nieces or nephews, or to the trustee of a trust for the principal benefit of one or more of these persons or to a partnership whose only partners are one or more of these persons. In addition, non-qualified stock options and, if permitted by applicable law, incentive stock options may be transferred pursuant to “qualified domestic relations orders” to a grantee’s former spouse. Options may be exercised only by a grantee or his or her legal representative or, if gifted or otherwise transferred, by the permitted transferee or the transferee’s legal representative.

Restricted Shares

      Restricted shares are Common Shares of the Company that are subject to a vesting schedule and other restrictions. The vesting schedule and the lapsing, if any, of the restrictions, is determined by the Committee. Unless otherwise determined by the Committee, upon the voluntary or involuntary termination of the participant’s employment with the Company for any reason, including death or disability, any shares still subject to restrictions will be forfeited. The Committee will have the authority to determine the voting rights (which may be full or limited), dividend rights (which may be full or limited) and other shareholder rights associated with the restricted shares during the restriction period.

Performance Shares and Units

      Performance shares and performance units are awards that will result in a payment to a participant only if the performance goals established by the Committee are achieved during the performance period established by the Committee. The Committee will establish organizational performance goals, including, without limitation, earnings, return on capital, revenue, premiums, net income, earnings per share, combined ratio, loss ratio, expense ratio, assets, equity, cash flows, stock price, total shareholders’ return or any other performance goal approved by the shareholders of the Company in accordance with Code Section 162(m), which, depending on the extent to which they are met, will determine the number and/ or the value of performance shares and performance units to be paid out to participants. The Committee will also establish the performance period for each award, which period shall not be less than one calendar year.

      The purchase price of performance shares will be established by the Committee, and may be zero. The maximum number of performance shares that may be granted in any calendar year to any individual is 250,000 shares. Because (i) the maximum number of performance shares that may be granted in any calendar year to any individual is 250,000 shares, and (ii) the minimum performance period is one calendar year, the maximum amount of compensation that could be paid to a participant for a one-year performance period would be equal to 250,000 shares multiplied by the fair market value of such performance shares.

      Performance units will have an initial dollar value established by the Committee at the time of the award, but will not be less than a value per unit equal to the fair market value of a Common Share of the Company. The maximum number of performance units that may be granted in any calendar year to any individual will be 100,000 performance units. Because (i) the maximum number of performance units that may be granted in any calendar year to any individual is 100,000 units, and (ii) the minimum performance period is one calendar year, the maximum amount of compensation that could be paid to a participant for a one-year performance period would be equal to 100,000 multiplied by the fair market value of the Common Shares.

      Upon the termination of employment before the end of any performance period due to death, retirement, or disability, the Committee, taking into consideration the performance of the participant and the performance of the Company over the performance period, may authorize the payment of all or a portion of the amount which would have been paid to the participant had his or her employment continued to the end of the performance period. If the participant’s employment terminates for any other reason, all performance shares and performance units shall be forfeited. The Committee will have the authority to determine the voting rights (which may be full or limited), dividend rights (which may be full or limited) and other shareholder rights associated with the performance shares during the performance period.

Other Stock-Based Awards

      The Committee is authorized, subject to limitations under applicable law, to grant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, the Common Shares of the Company and factors that may influence the value of such shares, as deemed by the Committee to be consistent with the purposes of the Equity Incentive Compensation Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for

Common Shares, awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee and awards valued by reference to the book value of Common Shares or the value of securities of or the performance of specified subsidiaries of the Company. The Committee shall determine the terms and conditions of such awards.

Non-Transferability of Awards Other than Options

      Awards other than options granted under the Equity Incentive Compensation Plan generally may not be sold, pledged, transferred or assigned. If the Committee makes an award under the Equity Incentive Compensation Plan transferable, such award will contain such additional terms and conditions as the Committee deems appropriate.

Stock Price

      On March 29, 2005, the closing price of the Company’s Common Shares as reported by the Nasdaq National Market System was $26.73.

Number of Awards

      The number of awards that an employee may receive under the Equity Incentive Compensation Plan is at the discretion of the Committee and therefore cannot be determined in advance. To date, only stock options have been granted under the Equity Incentive Compensation Plan (previously known as the 2000 Stock Option Plan). The following table sets forth (a) the aggregate number of shares subject to options granted under the Equity Incentive Compensation Plan during the fiscal year ended December 31, 2004 and (b) the weighted average per share exercise price of such options.

		Weighted Average
	Number of Options	Per Share
Name of Individual or Group	Granted(#)	Exercise Price($)

Executive Officers
Robert H. Moone	48,000	$30.86
Mark A. Blackburn	14,500	$30.86
Steven J. Johnston	14,500	$30.86
John R. Lowther	14,500	$30.86
Steven R. Hazelbaker	6,695	$30.82
All executive officers, as a group	120,695	$30.86
All directors who are not executive officers, as a group	—
All employees who are not executive officers, as a group	261,294	$30.86

Federal Income Tax Information

      The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of awards granted under the Equity Incentive Compensation Plan. Tax consequences for any particular individual may be different.

Stock Options

      Federal income taxation of the various events related to the options (option grant, option exercise, and sale of shares) under the Equity Incentive Compensation Plan is different for incentive stock options and non-qualified stock options.

      Non-Qualified Stock Options. In general, for federal income tax purposes under present law:

(a) The grant of a non-qualified stock option, by itself, will not result in income to the optionee.

(b) Except as provided in (e) below, the exercise of a non-qualified stock option (in whole or in part, according to its terms) will result in ordinary income to the optionee at that time in an amount equal to the excess (if any) of the fair market value of the shares underlying the option on the date of exercise over the exercise price.

(c) Except as provided in (e) below, the optionee’s tax basis of shares acquired upon the exercise of a non-qualified stock option, which will be used to determine the amount of any capital gain or loss on a future taxable disposition of such shares, will be the fair market value of the shares on the date of exercise.

(d) No deduction will be allowable to the Company upon the grant of a non-qualified stock option, but upon the exercise of a non-qualified stock option, a deduction will be allowable to the Company at that time in an amount equal to the amount of ordinary income realized by the optionee exercising the option if the Company withholds appropriate federal income tax and provided that the deduction is not otherwise disallowed under the Code.

(e) With respect to the exercise of a non-qualified stock option and the payment of the exercise price by the delivery of shares, to the extent that the number of shares received does not exceed the number of shares surrendered, no taxable income will be realized by the optionee at that time, the tax basis of shares received will be the same as the tax basis of shares surrendered, and the holding period of the optionee in shares received will include his or her holding period in shares surrendered. To the extent that the number of shares received exceeds the number of shares surrendered, ordinary income will be realized by the optionee at that time in the amount of the fair market value of such excess shares, the tax basis of such shares will be equal to the fair market value of such shares at the time of exercise, and the holding period of the optionee in such shares will begin on the date such shares are transferred to the optionee.

      Incentive Stock Options. In general, for federal income tax purposes under present law:

(a) Neither the grant nor the exercise of an incentive stock option, by itself, will result in income to the optionee; however, the excess of the fair market value of the shares underlying the option at the time of exercise over the exercise price is (unless there is a disposition of shares acquired upon exercise of an incentive stock option in the taxable year of exercise) includable in alternative minimum taxable income which may, under certain circumstances, result in an alternative minimum tax liability to the optionee.

(b) If shares acquired upon the exercise of an incentive stock option are disposed of in a taxable transaction after the later of two years from the date on which the incentive stock option is granted or one year from the date on which such shares are transferred to the optionee, long-term capital gain or loss will be realized by the optionee in an amount equal to the difference between the amount realized by the optionee and the optionee’s basis which, except as provided in (e) below, is the exercise price.

(c) Except as provided in (e) below, if the shares acquired upon the exercise of an incentive stock option are disposed of within the two-year period from the date of grant or the one-year period after the transfer of the shares to the optionee upon exercise of the incentive stock option (a “disqualifying disposition”):

(i) Ordinary income will be realized by the optionee at the time of the disqualifying disposition in the amount of the excess, if any, of the fair market value of the shares at the time of such exercise over the exercise price, but not in an amount exceeding the excess, if any, of the amount realized by the optionee over the exercise price.

(ii) Short-term or long-term capital gain will be realized by the optionee at the time of the disqualifying disposition in an amount equal to the excess, if any, of the amount realized over the fair market value of the shares at the time of such exercise.

(iii) Short-term or long-term capital loss will be realized by the optionee at the time of the disqualifying disposition in an amount equal to the excess, if any, of the exercise price over the amount realized.

(d) No deduction will be allowed to the Company with respect to incentive stock options granted or shares transferred upon exercise thereof, except that if a disposition is made by the optionee within the two-year period referred to above, the Company will be entitled to a deduction in the taxable year in which the disposition occurred in an amount equal to the amount of ordinary income realized by the optionee making the disposition, provided that the deduction is not otherwise disallowed under the Code.

(e) With respect to the exercise of an incentive stock option and the payment of the option price by the delivery of shares to the extent that the number of shares received does not exceed the number of shares surrendered, no taxable income will be realized by the optionee at that time, the tax basis of the shares received will be the same as the tax basis of the shares surrendered, and the holding period (except for purposes of the one-year period referred to in (c) above) of the optionee in the shares received will include his or her holding period in the shares surrendered. To the extent that the number of shares received exceeds the number of shares surrendered, no taxable income will be realized by the optionee at that time, such excess shares will be considered incentive stock option stock with a zero basis, and the holding period of the optionee in such shares will begin on the date such shares are transferred to the optionee. If the shares surrendered were acquired as the result of the exercise of an incentive stock option and the surrender takes place within two years from the date the option relating to the surrendered shares was granted or within one year from the date of such exercise, the surrender will result in a disqualifying disposition and the optionee will realize ordinary income at the time of exercise of the shares surrendered over the basis of such shares. If any of the shares received are disposed of within one year after the shares are transferred to the optionee, the optionee will be treated as first disposing of the shares with a zero basis.

Restricted Shares, Performance Shares and Performance Units

      A participant generally will not have taxable income at the time an award of restricted shares, performance shares or performance units is granted. Instead, he or she will recognize as ordinary income at the time of the lapse of the applicable restrictions an amount equal to the fair market value of the restricted shares, performance shares or performance units at the time of such lapse. However, the recipient of a restricted shares, performance shares or performance units award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted. The Company generally will be entitled to a tax deduction in connection with an award under the Equity Incentive Compensation Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income, provided that the Company satisfies applicable withholding requirements and the deduction is not otherwise disallowed under the Code.

Reasons for Shareholder Approval

      Under the Nasdaq Marketplace Rules, the Company is required to receive shareholder approval when a stock option or purchase plan in which officers or employees participate is materially amended. The Equity Incentive Compensation Plan constitutes a material amendment to the 2000 Stock Option Plan. For this reason, the Company’s shareholders are being asked to approve the Equity Incentive Compensation Plan.

      The favorable vote of a majority of the outstanding Common Shares present in person or by proxy at the Annual Meeting is required to approve the Equity Incentive Compensation Plan. The effect of an abstention is the same as a vote against this proposal. Broker non-votes will not have a positive or negative effect on the outcome of this proposal.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE EQUITY INCENTIVE COMPENSATION PLAN.

PROPOSAL THREE: APPROVAL OF THE OUTSIDE DIRECTORS

RESTRICTED SHARE UNIT PLAN

Proposal

      This proposal seeks the approval of the Company’s Outside Directors Restricted Share Unit Plan (the “Directors Plan”). The Board of Directors approved the terms of the Directors Plan on March 4, 2005. The Directors Plan requires that it be submitted to the Company’s shareholders for approval at the 2005 annual meeting of shareholders. At the Annual Meeting, unless otherwise indicated, proxies will be voted for approval of the Directors Plan.

Restricted Share Units to be Granted Under the Directors Plan

      Promptly following each annual meeting of the shareholders of the Company on and after the date of approval of the Directors Plan by the shareholders of the Company, each non-employee member of the Board of Directors (an “Outside Director”) shall be automatically granted an award of 1,400 restricted share units (“Restricted Share Units”) under the Directors Plan. All Restricted Share

Units will be fully vested upon the date of grant. The administrative committee of the Directors Plan has the power to increase the number of Restricted Share Units to be awarded to each of the Outside Directors to a maximum annual award of 5,000 Restricted Share Units.

Summary of the Directors Plan

      The following discussion of the Directors Plan is qualified in its entirety by reference to the full text of the plan, which is attached to this Proxy Statement as Appendix B.

Purpose and Eligibility

      The purpose of the Directors Plan is to advance the interests of the Company and its shareholders by aligning and strengthening the interests of Outside Directors with the interests of the Company’s shareholders. This purpose will be achieved by annually granting to Outside Directors Restricted Share Units. As of the date of this Proxy Statement, there were seven Outside Directors.

      The Directors Plan is an unfunded deferred compensation plan that is not intended to meet the qualification requirements under Section 401 of the Code. The Directors Plan is intended to comply with the requirements of new Code Section 409A and may be subsequently amended, subject to any required shareholder approval, to conform to any future requirements of Code Section 409A and any guidance or regulations issued thereunder by the Internal Revenue Service (“IRS”) within the applicable time limitations established by the IRS.

Administration

      The Directors Plan is to be administered by the Compensation Committee of the Company’s Board of Directors or such other committee of at least three persons appointed by the Compensation Committee to oversee administration of the Directors Plan (the “Committee”). The Committee’s authority to administer the Directors Plan includes, among other things, the discretionary authority to interpret the Directors Plan, the discretionary authority to determine all questions relating to the rights and status of participants, the discretionary authority to make such rules and regulations for the administration of the Directors Plan as are not inconsistent with the terms and provisions of the Directors Plan or applicable law and the authority to change or waive any requirements of the Directors Plan to conform with the law or to meet special circumstances not anticipated or covered under the Directors Plan. The Committee also has the power to increase the number of Restricted Share Units to be awarded to each of the Outside Directors to a maximum annual award of 5,000 Restricted Share Units. Any such increase may be made without further shareholder approval if, in the Committee’s discretion, such an increase is warranted to maintain Outside Director compensation at a competitive level. Each award grant must be evidenced by a written Restricted Share Unit Agreement between the Outside Director to whom the award was granted and the Company.

      No consideration is received by the Company or its subsidiaries for the granting of awards under the Directors Plan.

Recapitalization, Reorganization, Consolidation, Merger or Asset Sale

      In the event of a recapitalization, reorganization, reclassification, consolidation, or merger of the Company, or any sale of all or substantially all of the Company’s assets to another person or entity, or any other transaction which is effected in such a way that holders of Common Shares are entitled to receive (either directly or upon subsequent liquidation) other stock, securities, or assets with respect to or in exchange for Common Shares of the Company (an “Organic Change”), the value of each participant’s Restricted Share Units shall be adjusted so as to contain a value equivalent to such shares of stock, securities or assets (including cash) as would have been issued or payable with respect to or in exchange for the number of Common Shares credited to such participant’s account immediately before such Organic Change, as if such Common Shares had been outstanding.

Amendment and Termination

      The Board of Directors may at any time amend, modify, suspend, discontinue or terminate the Directors Plan. However, no amendment shall operate retroactively so as to affect adversely any rights to which a participant may be entitled under the provisions of the Directors Plan as in effect prior to such action and no amendment may be made by the Board of Directors without shareholder approval if the amendment would effect any change which requires shareholder approval under any applicable laws or regulations, such as the Nasdaq Marketplace Rules. Additionally, any suspension, discontinuance or termination of the Directors Plan shall not (a) accelerate the obligation to make payments to any person not otherwise currently entitled to payments under the Directors Plan, unless otherwise specifically so determined by the Company and permitted by applicable law, (b) relieve the Company of its obligations to make payments to any person then entitled to payments under the Directors Plan, or (c) reduce the balance of any participant’s existing account under the Directors Plan.

Funding

      All benefits under the Directors Plan are unfunded and the Company shall not be required to establish any special or separate fund or to make any other segregation of assets in order to assure the payment of any amounts under the Directors Plan; provided, however, that in order to provide a source of payment for its obligations under the Directors Plan, the Company may establish a trust fund. The right of a participant or his beneficiary to receive a distribution under the Directors Plan shall be an unsecured claim against the general assets of the Company, and neither the participant nor his beneficiary shall have any rights in or against any amounts credited under the Directors Plan or any other specific assets of the Company. All amounts credited under the Directors Plan to the benefit of a participant shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes as it may deem appropriate.

Restricted Share Units

      A Restricted Share Unit is a unit representing one Common Share. The number of Restricted Share Units awarded to participants under the Directors Plan and their corresponding value will be maintained in a separate bookkeeping account of the Company until the time of distribution of the Restricted Share Units in a form and at such time as are provided under the Directors Plan.

      Annual Awards. Promptly following each annual meeting of the shareholders of the Company on and after the date of approval of the Directors Plan by the shareholders of the Company, each Outside Director shall be automatically granted an award of 1,400 Restricted Share Units under the Directors Plan; provided that the Committee has the power to increase the number of Restricted Share Units to be awarded to each of the Outside Directors to a maximum annual award of 5,000 Restricted Share Units. All Restricted Share Units will be fully vested upon the date of grant. For each award of

Restricted Share Units, the Outside Director will select the form of payment upon distribution of awarded Restricted Share Units. The form of payment will be either in cash or Common Shares.

      Value. The value of each Restricted Share Unit, on any particular day, shall be: (a) the last reported sale price of a Common Share on the Nasdaq National Market System on the most recent previous trading day (or if there was no trading in the Common Shares on that day, then on the next preceding trading day in which there was trading in the Common Shares), or (b) the mean between the high and low bid and ask price of a Common Share as reported by the National Association of Securities Dealers on the most recent previous trading day, or (c) the last reported sale price of a Common Share on any stock exchange on which the Common Shares are listed on the most recent previous trading day (or if there was no trading in the Common Shares on that day, then on the next preceding trading day on which there was trading in the Common Shares).

      Dividends. Whenever a dividend is made with respect to the Common Shares, participants under the Directors Plan shall receive, with respect to each Restricted Share Unit held in the account of the participant on the dividend record date, additional Restricted Share Units in an amount equal to the value of the dividend.

      Distribution of Benefits. Other than withdrawals for an unforeseeable emergency, a participant under the Directors Plan will not receive payment with respect to the Restricted Share Units until his or her termination from membership on the Board of Directors due to death, disability, retirement after attaining age 65 or any other reason. With respect to terminations of membership on the Board of Directors other than due to death or disability, the participant may elect to receive the distribution either (i) in a single lump sum payment approximately six months following the termination, or (ii) in annual installment payments over a period of five or ten years, as selected by the participant. In the event of death or disability, the distribution shall be made as soon as practicable following the termination from membership on the Board of Directors. Upon the occurrence of an unforeseeable emergency, the participant shall be eligible to receive payment of the amount necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the participant’s assets (to the extent such liquidation would not itself cause severe financial hardship). The amount determined to be properly distributable under applicable regulations under Code Section 409A shall be payable in a single lump sum only. An “unforeseeable emergency” means a severe financial hardship to the participant resulting from an illness or accident of the participant, the participant’s spouse, or a dependent of the participant (as defined in Code Section 152(a)); loss of the participant’s property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant.

Non-Transferability

      Generally no rights or benefits under the Directors Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge; and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit shall be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefits.

Federal Income Tax Information

      The following is a summary of the general federal income tax consequences to U.S. taxpayers and the Company of awards of Restricted Share Units under the Directors Plan. Tax consequences for any particular individual may be different.

      As a deferred compensation plan, a participant generally will not have taxable income at the time of an award of Restricted Shares Units. Instead, at the time of receipt of the deferred compensation plan benefits, he or she will recognize as ordinary income an amount equal to (i) the fair market value of the Common Shares received, if that payment distribution method is elected, or (ii) the cash received, if that payment method is elected. The Company generally will be entitled to a tax deduction in connection with an award of Restricted Shares Units under the Directors Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income, provided that the Company satisfies applicable withholding requirements and the deduction is not otherwise disallowed under the Code.

Reasons for Shareholder Approval

      Under the Nasdaq Marketplace Rules, the Company is required to receive shareholder approval of any new equity compensation plan. The Directors Plan constitutes a new equity compensation plan. For this reason, the Company’s shareholders are being asked to approve the Directors Plan.

      The favorable vote of a majority of the outstanding Common Shares present in person or by proxy at the Annual Meeting is required to approve the Directors Plan. The effect of an abstention is the same as a vote against this proposal. Broker non-votes will not have a positive or negative effect on the outcome of this proposal.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE DIRECTORS PLAN.

PROPOSAL FOUR: RATIFICATION OF SELECTION OF

INDEPENDENT PUBLIC ACCOUNTANTS

      The Audit Committee has selected Ernst & Young LLP (“Ernst & Young”) as independent public accountants for the Company for 2005. Although not required, the Board of Directors is submitting the selection of Ernst & Young to the Company’s shareholders for ratification. Ernst & Young has served as the independent public accountants for the Company since 1994. The Audit Committee and the Board of Directors believe that the reappointment of Ernst & Young for 2005 is appropriate because of the firm’s reputation, qualifications, and experience.

      The favorable vote of a majority of the outstanding Common Shares present in person or by proxy at the Annual Meeting is required to approve the ratification of the selection of Ernst & Young. The effect of an abstention is the same as a vote against this proposal. Broker non-votes will not have a positive or negative effect on the outcome of this proposal.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF ERNST & YOUNG AS THE INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR 2005.

      The Audit Committee will reconsider the appointment of Ernst & Young if its selection is not ratified by the Company’s shareholders. Even if the selection of Ernst & Young is ratified by shareholders, the Audit Committee, in its discretion, could decide to terminate the engagement of Ernst & Young and to engage another firm of independent public accountants if the Audit Committee determines such action to be necessary or desirable.

BOARD OF DIRECTORS AND BOARD COMMITTEES

Board Meetings

      The Company’s Board of Directors (the “Board”) held four meetings during the fiscal year ended December 31, 2004. Each incumbent director attended at least 75% of the aggregate of the meetings of the Board and the meetings of all committees on which he or she served. A majority of the Company’s directors are independent as defined by the Nasdaq Marketplace Rules. See “Corporate Governance — Director Independence.”

Board Committees and Committee Meetings

      The Board has established an Audit Committee, a Compensation Committee, a Nominating and Governance Committee (the “Nominating Committee”), an Investment Committee, and a standing Independent Committee. All of the members of the Audit, Compensation, Nominating and Independent Committees are independent as defined by the Nasdaq Marketplace Rules. In addition, all of the members of the Audit Committee are independent as defined by the applicable rules of the Securities and Exchange Commission (the “SEC”). The Board has adopted charters for each of the foregoing Committees. Copies of the current charters for each of these Committees, along with copies of the Company’s current Corporate Governance Guidelines, Code of Business Conduct, and Code of Ethics for Senior Financial Officers, are available on the Company’s website at www.stfc.com under “Corporate Governance.”

      The Audit Committee is charged with several responsibilities, including: (1) appointment, compensation, retention and oversight of the work performed by the Company’s independent auditors; (2) reviewing the Company’s accounting functions, operations, and management; (3) considering the adequacy and effectiveness of the internal controls and internal auditing methods and procedures of the Company; (4) meeting and consulting with the Company’s independent auditors and with the Company’s financial and accounting personnel concerning the foregoing matters; (5) reviewing with the Company’s independent auditors the scope of their audit of the Company and the results of their examination of its financial statements; (6) participating in the process of administering the Company’s Code of Business Conduct; (7) establishing procedures for receipt, retention and treatment of compliance regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters; and (8) approving in advance any other work performed by the Company’s independent auditors that they are permitted by law to perform for the Company. Present members are Chairman Richard K. Smith, David J. D’Antoni, William J. Lhota and Paul S. Williams. Based on a recommendation of the Audit Committee, the Board has designated Richard K. Smith as the “Audit Committee Financial Expert.” The Audit Committee held eight meetings during 2004. See also “Report of the Audit Committee” contained elsewhere in this Proxy Statement.

      The Compensation Committee is charged with several responsibilities, including: (1) administering the Company’s 2000 Stock Option Plan and 1991 Stock Option Plan (and the Equity Incentive Compensation Plan and Outside Directors Restricted Share Unit Plan, in each case if approved by shareholders — See Proposal Two and Proposal Three); (2) evaluating and approving the compensation, fringe benefits and perquisites provided to the Company’s executive officers and adopting compensation policies applicable to the Company’s officers; and (3) evaluating the compensation provided to the members of the Board and its committees. Present members of such committee are Chairman William J. Lhota, David J. D’Antoni, and Richard K. Smith. The Compensation Committee held seven meetings during 2004. See also “Compensation Committee Report” contained elsewhere in this Proxy Statement.

      The Nominating Committee is charged with several responsibilities, including: (1) selecting nominees for election as directors; (2) reviewing the performance of the Board; and (3) annually reviewing and recommending to the Board changes to the Company’s Corporate Governance Guidelines. The members of the Nominating Committee are Chairperson S. Elaine Roberts, William J. Lhota, James E. Kunk, and Paul S. Williams. This Committee met seven times in 2004. See also “Corporate Governance — Nomination of Directors” contained elsewhere in this Proxy Statement.

      The Investment Committee oversees the investment functions of the Company and its insurance subsidiaries. The members of the Investment Committee are Chairman James E. Kunk, Paul W. Huesman, S. Elaine Roberts, and Richard K. Smith. This Committee met four times in 2004.

      The standing Independent Committee principally serves to review inter-company transactions between or among the Company and its subsidiaries, on the one hand, and State Auto Mutual and its subsidiaries, on the other. This Committee also helps determine which entity, the Company or State Auto Mutual, is best suited to take advantage of transactional opportunities presented by a third party. The members of the standing Independent Committee are Chairman David J. D’Antoni, Paul S. Williams, James E. Kunk, and S. Elaine Roberts. This Committee, which only meets as needed, met three times in 2004.

Compensation of Directors

      In 2004, outside directors of the Company received an annual fee of $20,000, plus travel expenses incurred in attending directors’ meetings, and a fee of $500, plus travel expenses, for each committee meeting attended. Each committee chair also received an additional $5,000 annual retainer, up to a maximum of $5,000 even if a director chaired more than one committee. The Company paid $500, plus travel expenses, for each special board meeting attended. In addition, there had been a Special Independent Committee in place to address issues created by the attempted takeover of the Company by Gregory M. Shepard. The chair of the Special Independent Committee received $1,000 per meeting attended. The Special Independent Committee was dissolved following the termination of the tender offer of Mr. Shepard. Outside directors also received stock options pursuant to the 2000 Directors Stock Option Plan. Under this plan, promptly following each annual meeting of shareholders of the Company, each eligible director was granted a non-qualified option to purchase 4,200 Common Shares at the fair market value of such shares on the last trading day prior to the annual meeting. It is anticipated that the 2000 Directors Stock Option Plan will be replaced by the Outside Directors Restricted Share Unit Plan. See “Proposal Three: Approval of the Outside Directors Restricted Share Unit Plan.”

      For 2005, the compensation arrangements of directors have been modified following input from a compensation consultant retained by the Compensation Committee. For 2005, outside directors receive an annual retainer of $25,000 plus $1,000 for each regular, special or committee meeting attended (plus travel expenses incurred in attending such meetings). Each committee chair receives an additional $5,000 annual retainer, except for the chair of the audit committee, who receives an additional $10,000 annual retainer. If approved by shareholders, outside directors will also receive 1,400 restricted share units pursuant to the terms of the Outside Directors Restricted Share Unit Plan in lieu of the non-qualified option to purchase 4,200 Common Shares they had previously received under the 2000 Directors Stock Option Plan (the administrative committee of the Outside Directors Restricted Share Unit Plan has the power to increase the annual award of restricted share units to outside directors to a maximum of 5,000 restricted share units without further shareholder approval). Under the Outside Directors Restricted Share Unit Plan, outside directors will be required to hold their restricted share units until they conclude their board service, after which time these units will be settled in cash or Common Shares. See “Proposal Three: Approval of the Outside Directors Restricted Share Unit Plan” for a more detailed description of this plan.

      Outside directors may defer all or a portion of the cash fees under the Company’s deferred compensation plan for directors.

CORPORATE GOVERNANCE

Director Independence

      The Nominating Committee has affirmatively determined that six of the Company’s nine directors, namely David J. D’Antoni, James E. Kunk, William J. Lhota, S. Elaine Roberts, Richard K. Smith and Paul S. Williams, are “independent” as defined by the Nasdaq Marketplace Rules. Robert H. Moone and John R. Lowther, who are employees of the Company, and Paul W. Huesman, who has family members who are controlling shareholders and officers of an insurance agency which does a substantial amount of business with the Company, are not independent directors.

Communications with the Board

      As further described in the Company’s Corporate Governance Guidelines, the Company provides a process by which security holders may send communications to the Board. Any security holder who desires to communicate with a director of the Company may send such communication to any or all directors through the Secretary of the Company, John R. Lowther, by e-mail to Mr. Lowther at John.Lowther@stateauto.com or in writing to Mr. Lowther at the home office, 518 East Broad Street, Columbus, Ohio 43215. Security holders should designate whether such communication should be sent to a specific director or to all directors. Mr. Lowther is responsible for forwarding such communication to the director or directors so designated by the security holder.

Director Attendance at Annual Meeting of Shareholders

      The Company’s Corporate Governance Guidelines provide that directors are expected to attend the Company’s annual meetings of shareholders. All of the directors of the Company who were directors last year attended last year’s annual meeting of shareholders.

Executive Sessions of Non-Management Directors

      Since 2002, the Board has met in executive session, without management present, prior to or following each regular quarterly Board meeting. Consistent with its Corporate Governance Guidelines and the Nasdaq Marketplace Rules, during 2004, there were four executive sessions with only independent directors present, each of which was followed or preceded by an executive session without management present. The Governance Guidelines provide that the chair of the Independent Committee is to act as the presiding director at these executive sessions. During 2004, Mr. D’Antoni led these executive sessions.

Nomination of Directors

      The Nominating Committee sets the minimum qualifications for persons it will consider to recommend for nomination for election or re-election (election and re-election are hereafter collectively referred to as “election”) as a director of the Company. These minimum qualifications are described in the Nominating Committee’s charter. The following matters will be considered in the Nominating Committee’s determination of persons to recommend for nomination as directors of the Company: status as independent based on the then current Nasdaq rules; business or professional skills and experience; temperament; integrity; educational background; and judgment. The objective of the Nominating Committee in this regard is to nominate for election as directors persons who share the values of the Company and possess the following minimum qualifications: high personal and professional integrity; the ability to exercise sound business judgment; an inquiring mind; professional demeanor; and the time available to devote to Board activities and the willingness to do so. The Nominating Committee will consider these criteria in the context of an assessment of the perceived needs of the Board as a whole and will seek to achieve diversity of occupational and personal backgrounds. Ultimately, the Nominating Committee’s intention is to select nominees for election to the Board whom the Nominating Committee believes will be effective, in conjunction with the other members of the Board, in collectively serving the long-term interests of the shareholders. In the context of recommending an incumbent director to be nominated for election to the Board, the Nominating Committee will focus its assessment on the contributions of such person during his or her Board tenure and such person’s independence at that time.

      Based on the criteria described above, the Nominating Committee will recommend to the Board nominees for election to the Board at each annual shareholders meeting and at any other shareholders meeting held for the election of one or more directors.

      In addition to incumbent directors who will be evaluated for re-nomination as described above, the Nominating Committee may maintain a list of other potential candidates whom the Nominating Committee may evaluate pursuant to the criteria set forth above for consideration as Board members. By following the procedures set forth below, shareholders may recommend potential candidates to be included on this list. As a matter of policy, the Nominating Committee will consider and evaluate such candidates recommended by shareholders in the same manner as all other candidates for nomination to the Board who are not incumbent directors.

      In the absence of extraordinary circumstances, when a director vacancy arises for any reason, the Nominating Committee will use the following process to identify the person(s) whom the Nominating Committee will recommend to the Board for election as a director to fill such vacancy(ies). The Nominating Committee will first look to the list of names of potential nominees, as described above, and make a preliminary evaluation of such person(s) based on the criteria set forth above. If there are no names on the list or if all of the names on this list are eliminated following such evaluation process, the Nominating Committee may solicit other potential nominees’ names from other directors of the Company, directors of the Company’s parent, the Chairman or other persons whom the Nominating Committee reasonably believes would have the opportunity to possess first hand knowledge of a suitable candidate based on the criteria described above. The Nominating Committee may also hire a director search firm, as contemplated below.

      Once the Nominating Committee has preliminarily concluded that a person(s) may meet the criteria described above, the Nominating Committee will, at a minimum, obtain from such person(s) a completed Prospective Director Questionnaire which shall solicit information regarding the person’s business experience, educational background, personal information, and information relating to the person’s business, personal or family relationships with the Company and other directors, among other matters. Following a review of such completed Prospective Director Questionnaire by the Nominating Committee and the Chairman and counsel for the Company, the Nominating Committee will conduct at least one interview with a person(s) whose candidacy it desires to pursue. Based on all information secured from the prospective nominee, which will include a background check and a criminal record check, the Nominating Committee will meet and decide whether or not to recommend such person(s) for nomination for election as a director of the Company. Any decision by the Committee in this regard will reflect its considered judgment of the person(s) being able to fulfill the objectives outlined above.

      The Company has adopted procedures by which shareholders may recommend individuals for membership to the Board. As described in its charter, it is the policy of the Nominating Committee to consider and evaluate candidates recommended by shareholders for membership on the Board in the same manner as all other candidates for nomination to the Board who are not incumbent directors. If a shareholder desires to recommend an individual for Board membership, then that shareholder must provide a written notice to the Secretary of the Company at 518 East Broad Street, Columbus, Ohio 43215 (the “Recommendation Notice”). For a recommendation to be considered by the Nominating Committee, the Recommendation Notice must contain, at a minimum, the following: the name and address, as they appear on the Company’s books, and telephone number of the shareholder making the recommendation, including information on the number of shares owned; and if such person is not a shareholder of record or if such shares are owned by an entity, reasonable evidence of such person’s ownership of such shares or such person’s authority to act on behalf of such entity; the full legal name, address and telephone number of the individual being recommended, together with a reasonably detailed description of the background, experience and qualifications of that individual; a written acknowledgement by the individual being recommended that he or she has consented to that recommendation and consents to the Company’s undertaking of an investigation into that individual’s background, experience and qualifications in the event that the Nominating Committee desires to do so; the disclosure of any relationship of the individual being recommended with the Company or any of its subsidiaries or affiliates, whether direct or indirect; and, if known to the shareholder, any material interest of such shareholder or individual being recommended in any proposals or other business to be presented at the Company’s next annual meeting of shareholders (or a statement to the effect that no material interest is known to such shareholder).

      As of March 29, 2005, the Company had not received any such recommendations from shareholders for nominees for the Board.

Availability of Corporate Governance Documents

      The following documents are available on the Company’s website at www.stfc.com under “Corporate Governance”:

•	The charters for the Company’s Audit Committee, Compensation Committee, Nominating Committee, Investment Committee, and standing Independent Committee;

•	The Company’s Corporate Governance Guidelines;

•	The Company’s Code of Business Conduct; and

•	The Company’s Code of Ethics for Senior Financial Officers.

COMPENSATION OF EXECUTIVE OFFICERS

      Pursuant to the 2000 Management Agreement and the 2005 Management Agreement (see “Certain Transactions” on page 43), the executive officers of the Company and its subsidiaries, as well as every other person providing services to the Company and its subsidiaries, are employees of State Auto P&C, with State Auto Mutual acting as the common paymaster and common agent for these employees. The costs and expenses associated with the employees of State Auto P&C are reimbursed to State Auto Mutual, as paymaster, in accordance with the terms of these management agreements. See “Certain Transactions” below.

Summary Compensation Table

      Set forth below is information concerning the compensation paid to, or accrued for, the Company’s Chief Executive Officer and its four most highly compensated executive officers, other than the chief executive officer, for the Company’s fiscal years ended December 31, 2004, 2003, and 2002:

				Long Term
				Compensation
				Awards

				Securities
		Annual Compensation		Underlying
				Options	All Other
Name and Principal Position	Year	Salary(1)	Bonus(2)	Granted(3)	Compensation(4)

Robert H. Moone	2004	$525,000	$113,340	48,000	$19,204
Chairman, President and	2003	$484,000	$234,811	48,000	$17,770
Chief Executive Officer	2002	$440,000	$287,445	27,500	$16,230
Mark A. Blackburn	2004	$250,000	$54,041	14,500	$2,251
Senior Vice President	2003	$231,231	$97,313	14,500	$906
	2002	$220,220	$85,012	10,400	$906
Steven J. Johnston	2004	$283,000	$61,428	14,500	$10,558
Senior Vice President,	2003	$264,507	$111,241	14,500	$9,069
Treasurer and	2002	$235,155	$94,806	11,600	$6,803
Chief Financial Officer
John R. Lowther	2004	$250,000	$53,641	14,500	$8,995
Senior Vice President,	2003	$226,893	$95,414	14,500	$7,960
Secretary and General	2002	$214,049	$82,282	10,200	$7,236
Counsel
Steven R. Hazelbaker	2004	$204,000	$49,844	6,695	$61,998
Vice President	2003	$225,000	$13,863	4,500	$7,858
	2002	$225,000	$2,388	5,000	$6,663

(1)	Includes amounts deferred pursuant to the State Auto Insurance Companies Capital Accumulation Plan (the “CAP”) and the Non-Qualified Incentive Deferred Compensation Plan (the “Deferred Compensation Plan”). The CAP is a defined contribution plan (within the meaning of the Employee Retirement Income Security Act of 1974) (“ERISA”) and is intended to be a qualified plan under Sections 401(a) and 401(k) of the Code. Under the CAP, each participant is eligible to enter into a written salary reduction agreement with the participant’s employer whereby the participant’s salary will be reduced by a whole percentage from 1% to 50%, as elected by the participant, in accordance with the rules governing cash or deferred arrangements under Section 401(k) of the Code. The amount deferred by a participant is contributed by his or her employer to the trust fund for the CAP and invested in accordance with the election of the participant from among investment funds established under the trust agreement, including the Common Shares. The Deferred Compensation Plan is a non-qualified, unfunded deferred compensation plan for eligible key employees who are legally precluded from contributing a full 6% of compensation to the CAP or who choose to defer a portion of their salary beyond the amount matched by the CAP. Under the Deferred Compensation Plan, such employees are eligible to enter into a salary reduction agreement to defer payment of an additional portion of the employee’s salary as the employee prescribes on an election form executed annually in advance of the year in which such compensation would be earned. The total amount of salary deferred under the CAP and the Deferred Compensation Plan cannot exceed in the aggregate 50% of salary. Deferred amounts, along with the Company matching amounts on that portion deferred that is eligible for the match (see footnote (4), below), are invested by State Auto P&C in a variety of investment options made available to participants in the Deferred Compensation Plan pursuant to the terms of such plan.

(2)	The amounts appearing in this column represent bonuses paid pursuant to the State Auto Quality Performance Bonus Plan (the “QPB Plan”). Under the QPB Plan for 2004, quarterly bonuses were paid to employees who had completed two full calendar quarters of service if the direct statutory combined ratio for such quarter was 100% or less for all combined affiliated insurers. Beginning in the second quarter of 2004, quarterly bonuses were reduced by 10% if the Company did not achieve targeted sales amounts for the calendar quarter in which the bonus was earned.

Also included in this column are special incentive bonuses earned in 2003 and 2002 under special incentive bonus plans recommended by the Chief Executive Officer and approved by the Compensation Committee for Mr. Johnston, Mr. Blackburn, and Mr. Lowther. While similar plans were in place for 2004, the amounts of those bonuses were not determined as of the date this Proxy Statement was printed. The Compensation Committee also had in place special incentive bonus plans for Mr. Moone in 2004, 2003, and 2002. The bonus shown for Mr. Moone for 2003 and 2002 includes the special bonus earned in each such year. The 2004 incentive bonus for Mr. Moone has not been determined as of the date this Proxy Statement was printed. See “Compensation Committee Report” contained elsewhere in this Proxy Statement.

(3)	In each year noted, the persons listed in the Summary Compensation Table were granted options to purchase the number of Common Shares of the Company set forth in this column pursuant to the Company’s 2000 Stock Option Plan.

(4)	The amounts appearing in this column represent the Company’s contributions and credits on behalf of each named person under the CAP or the Deferred Compensation Plan. Each participant in the CAP is credited annually with his or her allocable share of employer matching contributions made to the CAP from the consolidated net accumulated or current earnings of State Auto P&C and its affiliates. A participant’s share of the matching contribution equals 75% of his or her salary reduction contributions up to 2% of compensation, plus 50% of his or her salary reduction contributions from 3% to 6% of compensation. While a participant is always vested in his or her own salary reduction contributions, the rights of a participant to amounts credited to his or her account as matching contributions vest as follows: (a) one-third of matching contributions allocated for the plan year preceding the plan year in which termination of employment occurs, two-thirds of matching contributions allocated for the second plan year before the plan year in which termination of employment occurs, and 100% of the matching contributions allocated for the third and earlier plan years before the plan year in which termination of employment occurs; and (b) notwithstanding the foregoing, after the participant has completed three or more years of service with State Auto P&C and its affiliates, all matching contributions become vested. The following are the amounts of the Company matching contributions under the CAP for 2004 for the officer indicated: Mr. Moone — $7,175; Mr. Blackburn — $1,346; Mr. Johnston — $7,175; Mr. Lowther — $7,175; and Mr. Hazelbaker- $7,140. Each employee who is eligible to participate in the Deferred Compensation Plan is credited annually with his or her allocable share of Company matching contributions on the same basis that contributions are matched under the CAP, provided that no more than 6% of any employee’s salary is subject to being matched under either the CAP or the Deferred Compensa-

tion Plan. The following amounts reflect the Company’s contribution to the Deferred Compensation Plan for 2004: Mr. Moone — $11,200; Mr. Johnston — $2,730; and Mr. Lowther — $1,149. The amounts appearing in this column also represent the premiums for policies of whole life insurance purchased on behalf of the officers of the Company, including the executive officers named above. The following amounts represent the premiums paid for whole life insurance for 2004: Mr. Moone — $829; Mr. Blackburn — $905; Mr. Johnston — $653; Mr. Lowther — $671; and Mr. Hazelbaker — $858. In addition, for Mr. Hazelbaker, there is reflected a payment of $54,000 made under a retention agreement entered into with the Company in May of 2004, in consideration of Mr. Hazelbaker’s relinquishing his rights under a change in control agreement between him and Meridian Insurance Group, Inc. The retention agreement contemplates five annual installments of which this was the first, provided he remains in the employ of the Company, unless the Company terminates his employment without good cause, as defined in the agreement, or as a result of his death or total disability. In addition to the cash installments, he also was granted 2,195 non-qualified stock options that will vest over a five-year period in 20% increments, under the retention agreement.

OPTION GRANTS IN LAST FISCAL YEAR

      The following table shows the number of options granted in 2004 to the individuals named in the Summary Compensation Table and estimates the potential realizable value of these option grants.

	Individual Grants				Potential	Potential
					Realizable Value	Realizable Value
		% of Total			At Assumed	At Assumed
	Number of	Options			Annual Rates of	Annual Rates of
	Securities	Granted to	Exercise		Stock Price	Stock Price
	Underlying	Employees	or Base		Appreciation for	Appreciation for
	Options	In Fiscal	Price	Expiration	Option Term	Option Term
Name	Granted(1)	Year	($/sh)(2)	Date	5%($)(3)	10%($)(3)

Robert H. Moone	48,000	10.91%	$30.86	05/27/2014	$931,569	$2,360,779
Mark A. Blackburn	14,500	3.29%	$30.86	05/27/2014	$281,411	$713,152
Steven J. Johnston	14,500	3.29%	$30.86	05/27/2014	$281,141	$713,152
John R. Lowther	14,500	3.29%	$30.86	05/27/2014	$281,411	$713,152
Steven R. Hazelbaker	4,500	1.02%	$30.86	05/27/2014	$87,334	$221,325
	2,195 (4)	0.5%	$30.75	05/31/2014	$42,913	$108,312

(1)	Options were granted on May 28, 2004, except as described in footnote (4) below. The options are fully exercisable in 1/3 increments over a three-year vesting period, so long as employment with the Company or its subsidiaries or its parent continues, except in the case of retirement. There are no stock appreciation rights, performance units, or other instruments granted in tandem with these options, nor are there any reload provisions, tax reimbursement features or performance-based conditions to exercisability.

(2)	The option exercise price is the closing price of the Company’s shares on the Nasdaq National Market System on the day of the grant.

(3)	The dollar amounts under these columns are the result of calculations at the 5% and 10% rates dictated by the Securities and Exchange Commission when the “Potential Realizable Value” alternative is used and are not intended to be a forecast of the Company’s stock price.

(4)	These are the options granted to Mr. Hazelbaker on June 1, 2004 pursuant to the retention agreement described in footnote (4) of the Summary Compensation Table.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR END OPTION VALUES

      The following table sets forth stock option exercises during 2004 by the executive officers named in the Summary Compensation Table and shows the number of Common Shares represented by both exercisable and non-exercisable stock options and the value of in-the-money stock options (exercisable and non-exercisable) held by each of the named executive officers as of December 31, 2004.

			Number of Securities	Value of Unexercised
			Underlying	In-the-Money
			Unexercised Options	Options at
			at FY-End(#)	FY-End($)
	Shares Acquired	Value	Exercisable/	Exercisable/
Name	on Exercise(#)	Realized($)(1)	Unexercisable	Unexercisable(2)

Robert H. Moone(3)	29,100	$664,114	156,913/89,167	$1,987,696/317,815
Mark A. Blackburn	–0–	–0–	34,064/27,636	$382,139/102,899
Steven J. Johnston	6,750	$160,891	66,714/28,036	$898,132/106,839
John R. Lowther(4)	11,000	$204,829	57,833/27,567	$771,387/102,222
Steven R. Hazelbaker	–0–	–0–	5,271/10,924	$43,485/37,760

(1)	Aggregate market value of the Common Shares covered by the option less the aggregate price paid by the executive officer.

(2)	The value of in-the-money options was determined by subtracting the exercise price from the market value of the Company’s Common Shares as of December 31, 2004 ($25.85), based on the closing price of the Company’s Common Shares on the Nasdaq National Market System on that date, the last trading day of 2004.

(3)	13,440 of the options indicated as exercisable at fiscal year end have been assigned to the living trust of Mr. Moone’s spouse of which he is the co-trustee.

(4)	6,500 of the options indicated as exercisable at fiscal year end have been assigned to Mr. Lowther’s spouse and 2,000 of such options have been assigned to trusts maintained for the benefit of Mr. Lowther’s children.

Employees Retirement Plan

      During 2004, the executive officers named in the Summary Compensation Table, as well as substantially all employees of State Auto P&C, were eligible to participate in the State Auto Insurance Companies’ Employee Retirement Plan (the “Retirement Plan”). The Retirement Plan is a defined benefit plan (within the meaning of ERISA) which is intended to be a qualified plan under Section 401(a) of the Code, and is subject to the minimum funding standards of Section 412 of the Code. Benefits payable under the Retirement Plan are funded through employer contributions to a trust fund.

      In addition, the executive officers named in the Summary Compensation Table benefited in 2004 from a non-qualified Amended and Restated Supplemental Executive Retirement Plan (the “Supplemental Plan”). The Supplemental Plan is intended to offset the impact of the Code’s and ERISA’s limitations on retirement benefits available under the Retirement Plan by providing for a lump sum or deferred cash payments in an actuarially determined amount upon retirement of officers whose participation in the Supplemental Plan is approved by the Board of Directors of State Auto Mutual.

      The table below shows estimated annual benefits payable under the Retirement Plan and the Supplemental Plan to a participant upon retirement at age 65 with indicated average annual compensation and period of service:

ESTIMATED ANNUAL RETIREMENT BENEFIT

Annual	Annual Retirement Benefit Based on Years of Service
Average
Compensation	15 Years	20 Years	25 Years	30 Years	35 Years

$125,000	$42,452	$53,503	$64,554	$75,605	$86,607
$150,000	$51,169	$64,688	$78,207	$91,725	$105,182
$175,000	$54,703	$70,689	$86,675	$102,661	$118,581
$200,000	$56,718	$75,172	$93,626	$112,079	$130,466
$225,000	$58,733	$79,655	$100,576	$121,497	$142,351
$250,000	$60,748	$84,137	$107,526	$130,915	$154,236
$300,000	$63,708	$90,722	$117,736	$144,750	$171,693
$400,000	$63,708	$90,722	$117,736	$144,750	$171,693
$450,000	$63,708	$90,722	$117,736	$144,750	$171,693
$500,000	$63,708	$90,722	$117,736	$144,750	$171,693

Note: The annual average compensation applies to post-1988 salaries. Post-1988 salaries have been capped according to the Internal Revenue Code. Benefit amounts are based on the straight life annuity and are not subject to offset by Social Security.

      Benefits shown above are computed as a straight single life annuity beginning at age 65. Such amounts are not subject to offset for Social Security benefits or other amounts payable to participants in the Retirement Plan. As of December 31, 2004, the years of credited service to the nearest whole year and annual average compensation for each of the named executive officers in the Summary Compensation Table actively participating in the Retirement Plan on such date were as follows:

Name of	Years of	Current Annual Average Compensation
Individual	Credited Service	For Purposes of Retirement Plan

Robert H. Moone	34	$210,000
Mark A. Blackburn	5	$210,000
Steven J. Johnston	19	$210,000
John R. Lowther	18	$210,000
Steven R. Hazelbaker	11	$190,000

Employment Contracts and Change-In-Control Arrangements

Employment Agreement with Mr. Moone

      Robert H. Moone, the Company’s Chairman, President, and Chief Executive Officer, has entered into an Employment Agreement with the Company, with the current term continuing through December 31, 2005, or until his earlier death or disability, or upon earlier termination by either Mr. Moone or the Company as permitted by the agreement. The Employment Agreement may be renewed at the end of the current term for one additional two-year term with the mutual consent of the parties. If Mr. Moone does not desire to renew the agreement in December 2005, while State Auto does, then that shall be a voluntary termination of Mr. Moone’s employment. On the other hand, if Mr. Moone desires to renew the agreement in December 2005, but State Auto does not, then that shall be an involuntary termination of Mr. Moone’s employment. Mr. Moone’s Employment Agreement provides that his annual rate of compensation will not be less than his base salary at the time the agreement was entered into by the parties, plus such increases in base compensation as may be authorized by the Compensation Committee. The Employment Agreement also provides for Mr. Moone’s continued participation in the QPB Plan and his incentive bonus arrangement (collectively “Incentive Compensation Plans”). See “Compensation Committee Report” contained elsewhere in this Proxy Statement.

      In the event Mr. Moone is terminated for cause, he will be entitled to receive salary payments for twelve bi-weekly pay periods following the date of termination plus any compensation to which he is entitled under the Incentive Compensation Plans. In the event Mr. Moone is terminated without cause (other than for death, disability, or retirement), he will be entitled to the following: payment of his base salary and receipt of benefits under his Employment Agreement, both for a 24-month period; payment of the average of the prior two years’ aggregate bonus payments under the QPB Plan; and payment of the average of the two prior years’ incentive bonus arrangement. Mr. Moone and his spouse shall also be entitled to participate in the Company’s health insurance plan until he becomes eligible for Medicare. In the event Mr. Moone becomes disabled, which disability continues for more than six consecutive months during a twelve-month period, the Company may terminate Mr. Moone’s Employment Agreement, and he will be entitled to receive his base salary and payments under the Incentive Compensation Plans to the date of termination. Thereafter, Mr. Moone will be entitled to receive 20% of his base salary, in addition to disability benefits received from any of the Company’s long-term disability benefit plans, throughout the period of his disability or until he attains age 65, whichever first occurs. In the event of Mr. Moone’s death, his beneficiaries will receive payment of his base annual salary for twelve months plus a pro-rata share of Incentive Compensation Plan payments “earned” as of the date of death.

Executive Agreements (Change-in-Control Arrangements)

      The Company has entered into Executive Agreements with Mr. Moone and three of the other persons named in the Summary Compensation Table, which provide for the payment of certain benefits in the event of a change in control of the Company or State Auto Mutual. These Executive Agreements were entered into as part of the Company’s corporate strategy to provide protection for, and thus retain, its well-qualified senior executive officers notwithstanding any actual or threatened change in control of the Company or of its parent, State Auto Mutual. These also serve the shareholders’ interest by ensuring that any potential acquisition of the Company will be viewed objectively by the executives since the executive’s potential loss of employment is not personally an adverse event. A “Change in Control” of the Company generally includes:

•	The acquisition by any person of beneficial ownership of 25% or more of the Company’s outstanding voting securities;

•	A change in the composition of the board of directors of the Company if a majority of the new directors were not appointed or nominated by the directors currently sitting on the board of directors or their subsequent nominees;

•	A merger involving the Company where the Company’s shareholders immediately prior to the merger own less than 51% of the combined voting power of the surviving entity immediately after the merger;

•	The dissolution of the Company; or

•	A disposition of assets, reorganization, or other corporate event involving the Company which would have the same effect as any of the above-described events.

      As respects State Auto Mutual, a Change in Control includes:

•	A person who has not been a director or an officer of State Auto Mutual for at least the previous 12 months becomes empowered to vote the proxy of the members of State Auto Mutual;

•	State Auto Mutual affiliates with or merges with a third party where a majority of the current board of State Auto Mutual does not continue in office;

•	State Auto Mutual is subject to an order of rehabilitation or liquidation issued by the Ohio Department of Insurance; or

•	State Auto Mutual converts to a stock corporation and a majority of the board of directors of State Auto Mutual does not continue to serve on the board of directors of the converted company.

      Under each Executive Agreement, the Company or its successor must provide severance benefits to the executive officer if his employment is terminated (other than on account of the officer’s death or disability or termination for cause):

•	By the Company, at any time within 36 months after a Change in Control;

•	By the Company, at any time prior to a Change in Control but after commencement of any discussions with a third party relating to a possible Change in Control involving such third party (“Change in Control Discussion”) if the officer’s termination is in contemplation of such possible Change in Control and such Change in Control is actually consummated within 12 months after the date of such officer’s termination;

•	By the executive officer voluntarily with Good Reason at any time within 36 months after a Change in Control of the Company; and

•	By the executive officer voluntarily with Good Reason at any time after commencement of Change in Control Discussions if such Change in Control is actually consummated within 12 months after the date of such officer’s termination.

      “Good Reason” generally means the assignment to the executive officer of duties which are materially and adversely different from or inconsistent with the duties, responsibility or status of the executive officer’s position during the twelve months prior to the Change in Control, a reduction in such officer’s salary, benefits or incentive bonus or a demand to relocate to more than 35 miles from the executive officer’s current location, made by the Company or its successor. An executive officer’s determination of Good Reason will be conclusive and binding upon the parties if made in good faith, except that, if the executive officer is serving as Chief Executive Officer of the Company immediately prior to a Change in Control, the occurrence of a Change in Control will be conclusively deemed to constitute Good Reason.

      In addition to accrued compensation, bonuses, and vested benefits and stock options, the executive officer’s severance benefits payable under the Executive Agreements include:

•	A lump-sum cash payment equal to three times the officer’s annual base salary;

•	A lump-sum cash payment equal to three times the highest annual incentive compensation to which the officer would be entitled;

•	Thirty-six months of continued insurance benefits;

•	Thirty-six months of additional service credited for purposes of retirement benefits; and

•	Out-placement benefits in an amount equal to 15% of the officer’s annual base salary.

      Each Executive Agreement also provides that the Company will pay the executive officer such amounts as would be necessary to compensate such officer for any excise tax paid or incurred due to any severance payment or other benefit provided under the Executive Agreement. However, in the event the executive officer’s contractual severance payments and benefits were subject to any excise tax, but otherwise would not be subject to such tax if the total of such payments and benefits were reduced by 10% or less, then such payments and benefits will be reduced by the minimum amount necessary (not to exceed 10% of such payments and benefits) so that the Company will not have to pay an excess severance payment and the executive officer will not be subject to an excise tax.

      The Executive Agreements provide that, for a period of five years after any termination of the executive’s employment, the Company will provide the executive with coverage under a standard directors’ and officers’ liability insurance policy at its expense, and will indemnify, hold harmless, and defend the executive to the fullest extent permitted under Ohio law against all expenses and liabilities reasonably incurred by the executive in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of having been a director or officer of the Company or any subsidiary.

      The Company must pay the cost of counsel (legal and accounting) for an executive officer in the event such officer is required to take any action to enforce any of the rights granted under his Executive Agreement. In addition, the executive officer is entitled to prejudgment interest on any amounts found to be due to him in connection with any action taken to enforce such officer’s rights under the Executive Agreement at a rate equal to the prime commercial rate of the Company’s principal bank or its successor in effect from time to time plus 4%.

      The Executive Agreements have a three-year term (except Mr. Moone’s, which has a two-year renewable term to coincide with his Employment Agreement), subject to automatic renewals and to an extension for thirty–six months after any month in which a Change in Control occurs. An

Executive Agreement will terminate if the employment of the executive officer terminates other than under circumstances which trigger the severance benefits. The Executive Agreement also imposes a post termination confidentiality covenant and a non-competition covenant on the executive officer. The confidentiality covenant has a one-year term, while the non-compete has a six-month term and includes a company size factor and a geographic factor as respects the scope of the non-compete.

      No other named executive officer of the Company has an employment agreement with the Company.

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

      The Compensation Committee currently consists of the following three members of the Company’s Board of Directors: Chairman William J. Lhota, David J. D’Antoni, and Richard K. Smith. None of the members of the Compensation Committee is, or was, an officer or employee of the Company, any of its subsidiaries, or of State Auto Mutual. Also, no executive officer of the Company served during 2004 as a member of a compensation committee or as a director of any entity of which any of the Company’s Compensation Committee members served as an executive officer.

COMPENSATION COMMITTEE REPORT

      The Compensation Committee consists of the following independent directors: William J. Lhota, Chair; David J. D’Antoni; and Richard K. Smith. This is their report on executive compensation.

Compensation Committee’s Responsibilities and Policies

      The Compensation Committee’s responsibilities include establishing the compensation paid to the Chief Executive Officer (“CEO”) and all other officers who have reporting obligations under Section 16 of the Securities and Exchange Act of 1934 (the “Section 16 Officers”). The CEO and the Section 16 Officers are hereafter referred to as “Executive Officers.” The Compensation Committee’s decision making with regard to compensation seeks to implement a compensation system that:

(1)	Provides competitive compensation that is necessary to attract and retain executive talent;

(2)	Rewards individuals appropriately for performance;

(3)	Offers incentives that encourage a focus on underwriting profit while achieving sales goals;

(4)	Fosters the attainment of company-wide goals over the long term; and

(5)	Drives behaviors that are reasonably expected to build shareholder value over the long term.

      The Compensation Committee believes that these underlying principals are reflected in its decision making regarding the compensation earned by the Executive Officers. Total compensation of the Executive Officers includes annual base salary, annual incentive bonus, and stock options.

      The annual base salaries of the CEO and the Section 16 Officers reflect the Compensation Committee’s, and in the case of an individual Section 16 Officer, such person’s immediate superior’s, evaluation of the person’s performance of his or her job responsibilities as measured by an analysis of company-wide and division-wide metrics. In individual cases, base salaries may also be adjusted to reflect competitive imbalances among peer companies, as gauged by a compensation consultant retained by the Compensation Committee. It is the Compensation Committee’s objective to have annual base compensation at the 50th percentile of a peer group of fourteen insurers (the “Pay Peer Group”) that was selected by the Compensation Committee based on a recommendation of the Compensation Committee’s consultant. The Pay Peer Group does not include each of the insurers identified below utilized in the peer comparisons for the bonus under Mr. Moone’s Executive Bonus Plan (as defined below).

      Annual incentive bonuses may take two forms. First, virtually every employee of the Company, including every Executive Officer, earns a bonus if the Company’s combined ratio falls below a stipulated target, measured on a quarterly basis. This is the Company’s quarterly Quality Performance Bonus Plan (the “QPB Plan”). This short term incentive, which is paid as a percentage of quarterly pay, is intended to motivate all employees to produce an underwriting profit for the Company. In order to encourage employees in field offices to take appropriate, but sometimes difficult action, 70% of the bonus for each field office employee is tied to their individual office results. All corporate employees, including Executive Officers, receive the same average percentage based on company-wide results. Beginning with the second quarter of 2004, the QPB Plan was modified to include a sales element. If a bonus under the QPB Plan is earned based on the Company’s combined ratio being better than the quarterly target of 100%, but the Company’s sales goal has not been met, the quarterly bonus of every eligible employee is reduced by 10%.

      Second, the Compensation Committee has also created individual incentive bonus plans for the CEO and Section 16 Officers (each an “Executive Bonus Plan”). Executive Bonus Plans reward these officers based on their attaining specific division-wide goals and on the performance of the Company overall, relative to its peers. The Executive Bonus Plans include underwriting performance and total shareholder return as measures of performance. The Executive Bonus Plan of every Section 16 Officer also includes a sales factor, as the Compensation Committee believes it is important to reinforce the significance of top line growth to the Company’s overall success. Aside from the CEO’s Executive Bonus Plan, the Executive Officers’ bonuses are purely formula driven. With certain exceptions where no division-wide metrics are imposed, one half of the bonus is based on the attainment of measurable division-wide goals, while the other half considers a peer comparison based on two or three specific performance criteria. These peer comparison performance measures are three-year average total shareholder return, the combined ratio of the entire State Auto Group, which includes the results of the insurance affiliates of State Auto Financial, including State Auto Mutual, Meridian Security Insurance Company and Meridian Citizens Mutual Insurance Company (collectively, “State Auto”) and State Auto’s net written premium growth. These performance measures are compared with those same results for a set of nine peer companies which are as follows: Alfa Corporation, The Allstate Corporation, The Chubb Corporation, Cincinnati Financial Corporation, Harleysville Group Inc., EMC Insurance Group, Inc., Ohio Casualty Corporation, Safeco Corporation and Selective Insurance Group, Inc. (the “Executive Bonus Plan Peer Group”). The Compensation Committee’s consultant advised the Compensation Committee that size parity is more important in assessing base salary competitiveness than comparisons of stock based performance measures. Therefore, the Compensation Committee believes that it is appropriate for the Executive Bonus Peer Group to be different from the Pay Peer Group because of the performance measures contemplated by the Executive Bonus Plans.

      The remaining aspect of the compensation awarded to the CEO and Section 16 Officers is stock options. Stock options are granted to persons at the operating managerial level and above as well as to certain key technical personnel. Stock options are believed to be a long-term incentive which properly focuses the employee’s attention on attainment of business goals that will enhance long term shareholder value. Realistically, stock options have value only when the market price of the Company’s stock appreciates, which the Compensation Committee believes is primarily driven by the performance of the Company.

      The Compensation Committee has conditioned the grant of stock options on compliance with stock ownership guidelines (the “Ownership Guidelines”). For the year 2004, the Ownership Guidelines required each optionee under the 2000 Stock Option Plan to own a sufficient number of Common Shares such that the value of those Common Shares equaled a specified percentage of such optionee’s salary. For purposes of determining compliance with the Ownership Guidelines, the salary and stock value are measured as of the end of each calendar year. For 2005, the Ownership Guidelines have been modified to apply to only more senior optionees, and these persons will be expected to own a specified number of Common Shares in order to be eligible for equity awards in 2005. A transition period is contemplated for newer officers to reach the expected level of ownership.

      Most Section 16 Officers were awarded stock options based on a formula developed by the Compensation Committee’s consultant, who had completed a competitive study of the Company’s compensation program. This formula utilized the Black-Scholes option pricing model, a targeted grant value and the trading range of Common Shares over a multi-day time period. The number of stock options granted in 2004 generally equaled the number of stock options granted to Section 16 Officers in 2003. In 2005, and subject to shareholder approval, the Compensation Committee expects to make stock-based awards to Executive Officers under the Equity Incentive Compensation Plan (formerly known as the 2000 Stock Option Plan), which will enable the Compensation Committee to make other kinds of equity awards besides stock options. See “Proposal Two — Approval of the Amended and Restated Equity Incentive Compensation Plan.”

Compensation of Chief Executive Officer

2003 Bonus

      In May 2004, the Compensation Committee met to consider and determine the amount of Mr. Moone’s bonus under his 2003 Executive Bonus Plan. There is a significant delay in calculating the bonus under Mr. Moone’s Executive Bonus Plan because of the delay in securing peer company financial results.

      Under his 2003 Executive Bonus Plan, Mr. Moone could earn a bonus of up to 100% of his base salary, or $484,000. This bonus consisted of two parts — a non-discretionary bonus accounting for 75% of his overall bonus, or a bonus target of $363,000, and a discretionary bonus accounting for the other 25%.

      Mr. Moone’s 2003 non-discretionary bonus under his Executive Bonus Plan was driven by the Company’s performance with respect to the following three criteria in comparison to the Executive Bonus Plan Peer Group: (1) three-year average total shareholder return; (2) statutory combined ratio; and (3) net property casualty written premium growth. Mr. Moone earned “points” based upon the Company’s rank for each of these criteria in comparison to the Executive Bonus Plan Peer Group, with points ranging from 10 points for a 1st place finish in a category to 1 point for a 10th place finish. The object was to accumulate the greatest number of points out of a possible 30 points (three 1st place finishes in the three categories). The points system worked as follows:

Total Points Earned	Percent of Target Bonus

30-27	100%
26-23	80%
22-19	60%
18-15	40%
14-11	20%
10 or less	0%

      Based on the Executive Bonus Plan Peer Group comparisons, Mr. Moone earned 7 points for statutory combined ratio (4th place), 5 points for net property casualty written premium growth (6th place), and 6 points for three-year average total shareholder return (5th place), for a total of 18 points, which earned Mr. Moone a bonus of 40% of his target bonus, or $145,200.

      In deciding on Mr. Moone’s discretionary bonus for 2003, the Compensation Committee considered the following factors: his management of the issues surrounding the unsolicited tender offer for the Company initiated in 2003; the Company’s implementation of provisions of the Sarbanes-Oxley Act of 2002 and the SEC’s rules relating to that legislation; the development of a strategic plan document; and the implementation of a broad reaching succession planning process. The Compensation Committee did not assign a particular weight to any of the foregoing considerations. Considering all those factors, the Compensation Committee awarded Mr. Moone a discretionary bonus of $60,500, or 50% of the possible discretionary bonus. In the aggregate, Mr. Moone’s total Executive Bonus Plan bonus earned in 2003 (but paid in 2004) was $205,700, and this amount is reflected in the Bonus Column in the Summary Compensation Table for the year 2003.

2004 Compensation Arrangements

      For 2004, there were four components to the Company’s compensation arrangements with the CEO: base salary, incentive compensation arrangements, QPB Plan bonus, and stock options. The QPB Plan and stock option elements are discussed above.

      In November 2003, the Compensation Committee, along with the Nominating and Governance Committee of State Auto Mutual, completed a comprehensive evaluation of Mr. Moone’s performance. They also reviewed his own self-evaluation which he completed at the request of the Compensation Committee. The Compensation Committee’s objective is to maintain Mr. Moone’s total salary at a level that is competitive with the salary of the person holding comparable position(s) at one or more sets of peer companies. In addition, the Compensation Committee utilized a compensation consultant that compared chief executive officer compensation at State Auto to the Pay Peer Group. Besides the salary comparison data, the Compensation Committee considered several factors, including the ongoing success of the Meridian integration, his leadership in the tender offer matter that was still ongoing at year-end 2003, his efforts to focus the Company on long-term growth and operations, his effective communications with agents, employees and shareholders and the performance of the Company. As a result of these considerations, the Compensation Committee established Mr. Moone’s 2004 annual base salary at $525,000, which reflected a raise in base salary of $41,000, or 8%, from 2003.

      The Executive Bonus Plan for Mr. Moone for 2004 was essentially identical to his 2003 Executive Bonus Plan, described above. Under his 2004 Executive Bonus Plan, Mr. Moone could earn a bonus of up to 100% of his base salary, or $525,000, with this bonus consisting of two parts — a non-discretionary bonus accounting for 75% of his overall bonus, or a bonus target of $393,750, and a discretionary bonus accounting for the other 25%. Mr. Moone’s 2004 non-discretionary bonus will be driven by the Company’s performance with respect to the following three criteria in comparison to the Executive Bonus Plan Peer Group: (1) three-year average total shareholder return; (2) statutory combined ratio; and (3) net property casualty written premium growth, the same as 2003, and will be based on the number of “points” earned by the Company’s rank for each of these criteria in comparison to the Executive Bonus Plan Peer Group, with points ranging from 10 points for a 1st place finish in a category to 1 point for a 10th place finish. The Compensation Committee will determine the number of points the Company earned when the statutory combined ratio and premium revenue growth numbers for each of the members of the Executive Bonus Plan Peer Group become available. In addition, the Compensation Committee must determine the amount, if any, of the discretionary bonus payable due to its evaluation of Mr. Moone’s performance as Chairman, President and Chief Executive Officer. Accordingly, Mr. Moone’s bonus earned in the 2004 calendar year remains undetermined.

Compensation Committee

William J. Lhota, Chairman

David J. D’Antoni
Richard K. Smith

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee provides assistance to the directors in fulfilling their responsibility to the shareholders relating to corporate accounting, reporting practices of the Company, internal controls relating to financial reporting, and the quality and integrity of financial reports of the Company. In so doing, the Audit Committee maintains free and open communication between the directors, the independent auditors, the internal auditors, and the senior management of the Company. Notwithstanding the foregoing, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete, accurate, and in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

      In the course of fulfilling its responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the Company’s 2004 fiscal year with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States, including those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380). In addition, the Audit Committee discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of any permitted and pre-approved non-audit services with the auditors’ independence.

      The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits, and the Committee regularly monitored the progress of both in assessing the Company’s compliance with Section 404 of the Sarbanes-Oxley Act. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held a total of eight meetings in 2004, four in person and four telephone conference calls, and each member of the Audit Committee attended at least 75% of the meetings.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the 2004 fiscal year for filing with the SEC.

      The full responsibilities of the Audit Committee are set forth in its charter, which is reviewed periodically by the Board and, if deemed necessary following such review, amended. In addition to the foregoing, these responsibilities include sole authority for selecting the independent auditor, reviewing with management the adequacy of loss reserves, pre-approving expenditures for independent auditor services, sole authority to retain independent advisors, receipt and retention of matters relating to allegations of accounting or other improprieties, reviewing matters relating to the Code of Business Conduct and participating in disclosure control procedures and functioning as the qualified legal compliance committee. The Audit Committee also consults with the Company’s General Counsel with respect to legal matters affecting the Company and, beginning in May 2004, it meets in executive session with the Company’s Chief Financial Officer.

      As discussed above, the Audit Committee is responsible to monitor and review the Company’s financial reporting process on behalf of the Board of Directors. However, it is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures. Members of the Audit Committee are not employees of the Company, and some members are not accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditor included in its report on the Company’s financial statements. The Audit Committee’s review does not provide the Audit Committee with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), or that the Company’s independent accountants are in fact “independent.”

      All of the members of the Audit Committee are independent directors as defined by the Nasdaq Marketplace Rules and the applicable regulations of the Securities and Exchange Commission. The Board of Directors has confirmed and determined that Richard K. Smith, the Chair of the Committee, is an “audit committee financial expert” as defined by the rules of the SEC. Mr. Smith is a retired partner of the “Big Four” firm, KPMG, LLP, and while at that firm he had experience auditing property casualty insurance companies, some of which presented a size and level of complexity from a financial statement perspective at least equal to that presented by the Company.

      The Audit Committee receives regular reports from the Company’s compliance officer with respect to matters coming within the scope of the Company’s Code of Business Conduct. The Chief Executive Officer and the principal financial officers have each agreed to be bound by the Code of Business Conduct and the Sarbanes-Oxley Act mandated Code of Ethics for Senior Financial Officers as a Special Supplement to the Code of Business Conduct. The Company has also implemented and applied the Code of Business Conduct throughout the Company. It also has in place procedures for the receipt of complaints concerning the Company’s accounting, internal accounting controls, or auditing practices, including the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing practices.

Audit Committee

David J. D’Antoni

William J. Lhota
Paul S. Williams
Richard K. Smith, Chairman

PERFORMANCE GRAPH

      The line graph below compares the total return on $100 invested on December 31, 1999, in the Company’s shares, the CRSP Total Return Index for the Nasdaq Stock Market (“Nasdaq Index”), and the CRSP Total Return Index for Nasdaq insurance stocks (“Nasdaq Ins. Index”), with dividends reinvested.

Comparison of Cumulative Total Return

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

STFC	100.00	197.80	181.19	174.46	264.53	294.78
Nasdaq Index	100.00	60.31	47.84	33.07	49.45	53.81
Nasdaq Ins. Index	100.00	125.58	134.59	135.64	167.62	203.50

PRINCIPAL HOLDERS OF VOTING SECURITIES

      The following table sets forth certain information, as of March 21, 2005, with respect to the only shareholder known to the Company to be the beneficial owner of more than 5% of the Company’s outstanding Common Shares:

	Amount and Nature
Name and Address	of Beneficial	Percent
of Beneficial Owner	Ownership	of Class

State Automobile Mutual Insurance Company(1)	26,240,656	65.2%
518 East Broad Street Columbus, OH 43215

(1)	State Auto Mutual exercises sole voting and investment power with respect to such Common Shares.

EQUITY COMPENSATION PLAN INFORMATION

(At December 31, 2004)

			Number of Securities
	Number of Securities		Remaining Available
	to be Issued upon	Weighted-Average	for Future Issuance
	Exercise of	Exercise Price of	under Equity
Plan Category	Outstanding Options	Outstanding Options	Compensation Plans

Equity Compensation Plans Approved by Security Holders	2,491,071	$16.45	4,224,088 (1)
Equity Compensation Plans not Approved by Security Holders	99,779	$16.68	241,725 (2)

Total	2,590,850		4,465,813

(1)	Includes 3,700,745 Common Shares available for issuance under the Company’s Amended and Restated Equity Incentive Compensation Plan (formerly known as the 2000 Stock Option Plan), 227,100 Common Shares available for issuance under the Company’s 2000 Directors Stock Option Plan, and 296,243 Common Shares available for issuance under the Company’s 1991 Employee Stock Purchase and Dividend Reinvestment Plan.

(2)	This is the number of Common Shares available for issuance under the 1998 State Auto Agent’s Stock Option Plan.

1998 State Auto Agent’s Stock Option Plan

      The Company’s Board of Directors adopted the 1998 State Auto Agent’s Stock Option Plan (the “Agent’s Option Plan”) to encourage selected independent insurance agencies that represent the Company and its affiliates (the “State Auto Agents”) to acquire or increase and retain a financial interest in the Company in order to strengthen the mutuality of interests between the State Auto Agents and the Company’s shareholders. The Agent’s Option Plan is administered by a plan administration committee consisting of at least three members appointed by the Company’s Board of Directors. The Agent’s Option Plan will terminate in May 2008, unless terminated earlier by the Company’s Board of Directors.

      Under the Agent’s Option Plan, State Auto Agents who become participants are offered nonqualified stock options to purchase Common Shares of the Company. The number of options granted to a participant is based on the formula set forth in the Agent’s Option Plan and in each participant’s participation agreement. The exercise price of options granted under the Agent’s Option Plan is equal to the last reported sale price of the Common Shares on the Nasdaq National Market on the day of the grant. The options granted become exercisable on the first day of the calendar year following the participant’s achievement of specific production and profitability requirements over a period not greater than two calendar years from date of grant or a portion thereof in the first calendar year in which a participant commences participation in the Agent’s Option Plan. Subject to certain restrictions, participants may exercise options that become vested. Each option has a term of ten years. If an option is not fully exercised by its expiration date, it will terminate to the extent not previously exercised.

      If a participant’s agency agreement terminates, or if the participant fails to meet its performance criteria as set forth in its participation agreement and in the Agent’s Option Plan, or the participant fails to pay any amounts due under its agency agreement on time, the option granted to such participant, to the extent not vested, will terminate. In addition, if a participant terminates its relationship with the Company or its affiliates, the participant will not be eligible to receive awards of options after the date of such termination, and any outstanding but unexercised awards will terminate as described in the preceding sentence.

      The Common Shares subject to the Agent’s Option Plan have been registered under the Securities Act of 1933, as amended. Therefore, these Common Shares are freely tradeable once acquired upon the exercise of the options, unless such Common Shares are acquired by a participant who is considered an “affiliate” of the Company.

CERTAIN TRANSACTIONS

      In 2004, the Company and its subsidiaries, State Auto P&C, Milbank, National, State Auto Insurance Company of Ohio, (“SAOH”), Strategic Insurance Software, Inc. (“S.I.S.”), Stateco Financial Services, Inc. (“Stateco”), and 518 Property Management and Leasing LLC (“518 PML”), operated and managed their businesses in conjunction with State Auto Mutual under a Management and Operations Agreement known as the “2000 Management Agreement” which was a pure cost allocation agreement. Under the 2000 Management Agreement, every executive, managerial, technical, professional, supervisory, and clerical function for the above named companies was performed by an employee of State Auto P&C. As of January 1, 2005, the 2000 Management Agreement was amended and restated as the “2005 Management Agreement.”

      In addition to the 2000 Management Agreement, there is also a Management and Operations Agreement known as the “2000 Midwest Management Agreement”, among State Auto P&C, State Auto Mutual and State Auto Insurance Company of Wisconsin (“SAWI”), a 100% owned subsidiary of State Auto Mutual. During 2004, there was also a Management and Operations Agreement known as the “2000 Farmers Casualty Management Agreement”, among State Auto P&C, State Auto Mutual, Farmers Casualty, and Mid-Plains Insurance Company (“Mid-Plains”), a 100% owned subsidiary of Farmers Casualty. Mid-Plains was dissolved in December 2004. In addition, there was also a Management Service Agreement, known as the “MIGI Management Agreement” among Meridian Security Insurance Company, Meridian Citizens Security Insurance Company, and Meridian Citizens Mutual Insurance Company (collectively the “MIGI Insurers”), Meridian Insurance Group, Inc. and State Auto P&C, pursuant to which State Auto P&C’s employees provided management and operations services to the MIGI Insurers in exchange for a reimbursement of its expenses plus an override equal to 10% of the expenses attributable to such employee expenses. Both the MIGI Management Agreement and the 2000 Farmers Casualty Management Agreement were terminated as of December 31, 2004 and replaced by the 2005 Management Agreement, subject to regulatory approval.

      During 2004, the following companies incurred the following management fees to State Auto P&C under the 2000 Midwest Management Agreement, the 2000 Farmers Casualty Management Agreement, and the MIGI Management Agreement: SAWI — $253,000; Farmers Casualty — $160,000; Meridian Security — $712,000; and Meridian Citizens Mutual — $79,000.

      Each of the 2000 Management Agreement and the 2005 Management Agreement addresses procedures for potential conflicts of interest. Generally, business opportunities presented to the common officers of the companies, other than business opportunities that meet certain criteria, must be presented to Independent Committees of State Auto Mutual’s and the Company’s boards of directors. These committees review and evaluate the business opportunity using such factors as each considers relevant. Based upon such review and evaluation, these committees then make recommendations to each respective board of directors as to whether or not such business opportunities should be pursued and, if so, by which company. The boards of directors of State Auto Mutual or its insurance subsidiaries and of the Company or any of its subsidiaries must then act on the recommendation of the committee after considering all other factors deemed relevant to them.

      Each of the 2005 Management Agreement and the 2000 Midwest Management Agreement has a ten-year term and automatically renews for an additional ten-year term, provided that any party to the agreement could terminate its own participation at the end of the term then in effect by giving at least two years’ advance written notice of non-renewal to the other parties, with the exception that Milbank may terminate its participation on 120 days’ notice. Any party could also terminate its participation upon events constituting a change of control or potential change of control (as defined in the 2005 Management Agreement and the 2000 Midwest Management Agreement) of the Company, or upon agreement of the parties. The agreement automatically terminates with respect to a party (and only that party) if such party is subject to insolvency proceedings.

      Since January 1987, State Auto P&C and State Auto Mutual have participated in an intercompany pooling arrangement (the “State Auto Pool” or the “Pooling Arrangement”) which has been amended from time to time, including amendments adding participants to the Pooling Arrangement and adjusting pooling percentages. Under the terms of the Pooling Arrangement, State Auto P&C and the other pool participants cede all of their direct insurance business to State Auto Mutual. All of State Auto Mutual’s property and casualty insurance business is also included in the pooled business, except for voluntary assumed reinsurance business. State Auto Mutual then cedes a percentage of the pooled business to State Auto P&C and the other pool participants and retains the balance. Parties to the Pooling Arrangement and their allocated pooling percentages as of December 31, 2004, were as follows: State Auto Mutual — 18.3%; State Auto P&C — 59%; Milbank — 17%; Farmers Casualty — 3%; SAWI — 1%; SAOH — 1%; and State Auto Florida Insurance Company (“SAFL”) — 0.7%. As of January 1, 2005, the Pooling Arrangement was modified to add Meridian Security and Meridian Citizens Mutual and while the pooling percentages were adjusted among some of the participants, no changes were made to the pooling percentages of any of the Company’s insurance subsidiaries.

      Stateco undertakes on behalf of State Auto Mutual, State Auto P&C, Milbank, National, SAWI, Farmers Casualty, Mid-Plains, SAOH, SAFL, and each of the MIGI Insurers the responsibility of managing those companies’ investable assets. In consideration of this service, Stateco charges such companies an annual fee, paid quarterly, based on a percentage of the average investable assets of each company. The percentage currently set is 0.4% for bonds and 0.5% for equities, with a 0.1% bonus available if the stock portfolio return exceeds that of the S&P 500 Index for the same period. During 2004, the following companies incurred the following fees to Stateco: State Auto Mutual — $1.8 million; State Auto P&C — $4.7 million; Milbank — $1.3 million; National — $372,000; SAWI — $90,000; Farmers Casualty — $200,000; Mid-Plains — $37,000; SAOH — $82,000; SAFL — $70,000; Meridian Security — $410,000; Meridian Citizens Security — $27,000; and Meridian Citizens Mutual — $61,000. The Company believes the fees charged by Stateco are comparable to those charged by independent investment managers under similar circumstances.

      S.I.S. develops and sells software for use by insurance companies and insurance agencies. S.I.S. sells its software and software support services to its affiliated insurers and to nonaffiliated entities. In 2004, affiliated insurers paid $902,000 to S.I.S. for its services and products. S.I.S. believes its fees for software development and software licensing charged to affiliates reflect what a third party would pay S.I.S. for similar services.

      State Auto Mutual has guaranteed the adequacy of State Auto P&C’s loss and loss expense reserves as of December 31, 1990. Pursuant to the guarantee, State Auto Mutual has agreed to reimburse State Auto P&C for any losses and loss expenses in excess of State Auto P&C’s December 31, 1990 reserves ($65.5 million) that may develop from claims that have occurred on or prior to that date. This guarantee ensures that any deficiency in the reserves of State Auto P&C as of December 31, 1990, under the pooling arrangement percentages effective on December 31, 1990, will be reimbursed by State Auto Mutual. As of December 31, 2004, there had been no adverse development of this liability.

      State Auto P&C, State Auto Mutual, Milbank, National, SAWI, Farmers Casualty, Mid-Plains, SAOH, SAFL, and the MIGI Insurers (collectively the “State Auto Group”) together participate in a catastrophe reinsurance program. Under this program, the members of the State Auto Group, on a combined basis, retain the first $40.0 million of catastrophe losses that affect at least two individual risks. For catastrophe losses incurred by the State Auto Group up to $80.0 million, in excess of $40.0 million, traditional reinsurance coverage is provided with a co-participation of 5%. For catastrophe losses incurred by the State Auto Group up to $100.0 million, in excess of $120.0 million, in exchange for a premium paid by each reinsured company, State Auto P&C acts as the catastrophe reinsurer for the State Auto Group under the terms of an inter-company catastrophe reinsurance agreement. This layer of reinsurance has been excluded from the Pooling Arrangement. To provide funding if the State Auto Group were to incur catastrophe losses in excess of $120.0 million, the Company has implemented a structured contingent financing arrangement with a financial institution and a syndicate of other lenders (the “Lenders”) to provide up to $100.0 million for reinsurance purposes. In the event of such a loss, this arrangement provides that the Company would sell redeemable preferred shares to SAF Funding Corporation, a special purpose company (“SPC”), which would borrow the money necessary for such purchase from the Lenders. The Company would then contribute to State Auto P&C the funds received from the sale of its preferred shares, thereby preserving the statutory surplus of State Auto P&C. State Auto P&C would use the contributed capital to pay its direct catastrophe losses and losses assumed under the intercompany catastrophe reinsurance agreement. The Company is obligated to repay SPC (which would repay the Lenders) by redeeming the preferred shares over a five-year period. In the event of a default by the Company, the obligation to repay SPC has been secured by a Put Agreement among the Company, State Auto Mutual and the Lenders, under which State Auto Mutual would be obligated to either purchase the preferred shares from SPC or repay SPC for the loan(s) outstanding. This funding arrangement, if exercised, would have the impact of adding up to $100.0 million of additional debt to the Company while providing needed cash to pay claims, while at the same time preserving the investment portfolio of the Company in the short term. There have been no losses assumed by State Auto P&C under this intercompany catastrophe reinsurance agreement. During 2004, the following members of the State Auto Group paid the following amount of premiums to State Auto P&C under the terms of this inter-company catastrophe reinsurance agreement: State Auto Mutual — $2.3 million; Milbank — $337,000; National — $153,000; SAWI — $131,000; Farmers Casualty — $100,000; Mid-Plains — $3,000; SAOH — $38,000; SAFL — $7,000 and the MIGI Insurers —

$297,000. The Company believes that the premiums charged by State Auto P&C under this inter-company catastrophe reinsurance agreement are comparable to the premiums that would be charged by independent reinsurers under similar reinsurance arrangements.

      518 PML leases an office building it owns near Nashville, Tennessee, to State Auto Mutual for its Nashville Regional Office. 518 PML received $390,000 from State Auto Mutual in rent for the Nashville Regional Office in 2004. In addition, 518 PML leases office buildings it owns in Greer, South Carolina, and West Des Moines, Iowa to State Auto Mutual for its Southern Regional Office and Des Moines Branch Office, respectively. 518 PML received $449,000 in rent from State Auto Mutual for the South Carolina location and $184,000 in rent for the Iowa location in 2004. The Company believes these rents reflect market rates.

      In 1999, the Company entered into a line of credit agreement with State Auto Mutual pursuant to which State Auto Mutual loaned $45.5 million to the Company to fund the Company’s then-existing stock repurchase program. Principal on this loan, which is currently $45.5 million, is due on demand, with final payment due on or prior to December 31, 2005. The interest rate for this loan is adjusted annually on each January 1 to reflect adjustments in the then current prime lending rate as well as the Company’s current financial position. The interest rate for this loan was 2.25% in 2004 and will be 3.5% in 2005. In 2004, the Company paid $1.0 million in interest to State Auto Mutual on this loan.

INDEPENDENT PUBLIC ACCOUNTANTS

General

      Ernst & Young served as independent public accountants for the Company for 2004. It is anticipated that representatives of Ernst & Young will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. Such representatives will be available to respond to appropriate questions. The Audit Committee has selected Ernst & Young as independent public accountants for the Company for 2005. See “Proposal Four: Ratification of Selection of Independent Public Accountants.”

Audit and Other Services Fees

      All services to be provided by Ernst & Young are pre-approved by the Audit Committee, including audit services, audit-related services, tax services and certain other services. See “— Audit Committee’s Pre-Approval Policies and Procedures.” Aggregate fees billed to or incurred by the Company for services performed for the years ending December 31, 2004, and December 31, 2003, respectively, by Ernst & Young were as follows:

	2004	2003

Audit fees(1)	$585,791	$451,527
Audit related fees(2)(5)	$29,150	$12,123
Tax fees(3)(5)	$18,953	$7,288
All other fees(4)(5)	$8,051	0

Total	$641,945	$470,938

(1)	Includes services rendered for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s quarterly reports on Form 10-Q and other audit services normally provided by Ernst & Young in connection with statutory and regulatory filings or engagements.

(2)	Includes services rendered in connection with the audit of employee benefit plans.

(3)	Includes services for tax research and compliance, including tax return preparation.

(4)	Represents services rendered in connection with state insurance examinations.

(5)	The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant’s independence. After November 2002, the Audit Committee must pre-approve any non-audit services performed by the Company’s independent auditors to the extent such services are not prohibited by law from being performed by such independent auditors. See “Audit Committee’s Pre-Approval Policies and Procedures.”

Audit Committee’s Pre-Approval Policies and Procedures

      The Audit Committee has adopted a policy under which audit and non-audit services to be rendered by the Company’s independent public accountants are pre-approved. The Audit Committee’s policy is to pre-approve all auditing services and the Company’s use of the independent public accountants to perform any non-audit or tax services, which are not prohibited by Section 10A(g) of the Securities Exchange Act of 1934, subject to the de minimus exception for non-audit services described in Section 10A(i)(1)(B) of such Act. No services were provided by Ernst & Young in 2004 or 2003 that were approved by the Audit Committee under SEC Regulation S-X Section 2-01(c)(7)(i)(C) (which addresses certain services considered de minimus approved by the Audit Committee after such services have been performed).

FUTURE SHAREHOLDER PROPOSALS

      Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders expected to be held in May 2006 must be received by the Company at its principal executive offices for inclusion in the Proxy Statement and form of proxy on or prior to 120 days in advance of the first anniversary date of this Proxy Statement. If a shareholder intends to present a proposal at the 2006 Annual Meeting, but does not seek to include such proposal in the Company’s Proxy Statement and form of proxy, such proposal must be received by the Company on or prior to 45 days in advance of the first anniversary of the date of this Proxy Statement or the persons named in the form of proxy for the 2006 Annual Meeting will be entitled to use their discretionary voting authority should such proposal then be raised at such meeting, without any discussion of the matter in the Company’s Proxy Statement or form of proxy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers, directors and persons who own more than 10% of the Common Shares to file statements of beneficial ownership of the Company’s Common Shares. Based solely on a review of copies of the forms filed under Section 16(a) and furnished to the Company, the Company believes that all applicable Section 16(a) filing requirements were complied with during 2004, with the following two exceptions: James E. Duemey exercised a stock option for 6,000 shares on January 21, 2004 which was not reported until February 5, 2004 and Steven R. Hazelbaker received a grant of 2,195 stock options on June 1, 2004 which was not reported until July 9, 2004.

OTHER MATTERS

      Management does not know of any other matters which may come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

      The Company will bear the cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited personally or by telephone or electronic mail. Proxies may be solicited by directors, officers, and regular employees of the Company, who will not receive any additional compensation for their solicitation services. The Company will reimburse banks, brokers, and nominees for their out-of-pocket expenses incurred in sending proxy material to the beneficial owners of shares held by them. If there are follow-up requests for proxies, the Company may employ other persons for such purpose.

JOHN R. LOWTHER
Secretary

APPENDIX A

STATE AUTO FINANCIAL CORPORATION

AMENDED AND RESTATED

EQUITY INCENTIVE COMPENSATION PLAN

Background Information

      The directors and shareholders of State Auto Financial Corporation, an Ohio Corporation (the “Company”), previously approved the Company’s 2000 Stock Option Plan (the “2000 Plan”) to provide for stock option awards to key employees of the Company and its affiliates in order to more closely align the interests of the recipient key employees with the interests of Company’s shareholders. The 2000 Plan is hereby amended and restated in its entirety and renamed the Amended and Restated Equity Incentive Compensation Award Plan (the “Plan”).

Section 1. Purposes of Plan

      The Plan is intended to advance the interests of the Company and its shareholders by enhancing the ability of the Company and its subsidiaries to attract and retain highly qualified key employees and by providing additional incentives and compensation to such employees to achieve the Company’s long-term business plans and objectives. The Plan is also intended to encourage and enable key employees to participate in the Company’s future prosperity and growth by providing the participants with incentives and compensation based on the Company’s performance, development and financial success. The Plan is not intended to be, and shall not be construed as, a deferred compensation plan.

      These purposes will be achieved by granting to key employees equity-based awards (the “Awards”) under the Plan in the form of: (A) Incentive Stock Options (“ISOs”), which are intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); (B) stock options which are not intended to qualify as ISOs (“NQSOs”) (ISOs and NQSOs are referred to together hereinafter as “Stock Options”); (C) common shares of the Company (the “Shares”), which will be subject to a vesting schedule based on the recipient’s continued employment (“Restricted Shares”); (D) Shares which will be subject to a vesting schedule based on certain performance objectives (“Performance Shares”), (E) Performance Units as described in Section 9, and (F) Other Stock-Based Awards as described in Section 10. For purposes of this Plan, the terms “parent” and “subsidiary” mean “parent corporation” and “subsidiary corporation” respectively, as those terms are defined in Code Section 424.

Section 2. Administration

      The Plan shall be administered by a committee (the “Committee”) which shall be the Compensation Committee of the Company’s Board of Directors (the “Board”). The members of the Committee shall serve at the pleasure of the Board, which may remove members from the Committee or appoint new members to the Committee from time to time and members of the Committee may resign by written notice to the Chairman of the Board or the Secretary of the Company. The members of the Committee shall not be eligible to participate in the Plan while serving on the Committee, and each member shall be a “non-employee director” within the meaning of Rule 16b-3, as amended,

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under the Securities Exchange Act of 1934 (the “Exchange Act”). Additionally, each member of the Committee shall be an “outside director” within the meaning of Code Section 162(m).

      Unless otherwise determined by the Board, the Committee shall have full and final authority to administer the Plan in accordance with its terms, including, without limitation, authority, to the extent not inconsistent with the specific provisions of the Plan, to: (A) interpret all provisions of the Plan consistent with law; (B) designate the key employees to receive Awards under the Plan (such recipients, “Participants”); (C) determine the frequency of Awards; (D) determine the number and type of Awards to be granted to each key employee; (E) determine the terms and conditions, not inconsistent with the terms hereof, of any Award, including without limitation, time and performance restrictions; (F) prescribe the form and terms of instruments evidencing any Awards granted under this Plan; (G) determine the vesting requirement, if any, for Awards; (H) make special Award grants when appropriate; (I) adopt, amend and rescind general and special rules and regulations for the Plan’s administration including administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; (J) direct employees of the Company, its parent and subsidiary corporations, and advisors to prepare such materials or perform such analyses as the Committee deems necessary and appropriate; (K) interpret the terms and provisions of the Plan and any Award granted and any agreements relating thereto; (L) make all other determinations necessary or advisable for the administration of this Plan; and (M) take any other actions the Committee considers appropriate in connection with, and otherwise supervise the administration of, the Plan.

      The Committee may designate selected Committee members or certain employees of the Company to assist the Committee in the administration of the Plan and may grant authority to such persons to execute documents on behalf of the Committee.

      Any interpretation or administration of the Plan by the Committee, and all actions of the Committee, shall be made in the Committee’s sole discretion and shall be final, binding and conclusive on the Company, its shareholders, its parent and subsidiary corporations, and all Participants in the Plan, their respective legal representatives, successors and assigns, and upon all persons claiming under it through any of them.

      Service on the Committee shall constitute service as a member of the Board of Directors of the Company, so that members of the Committee shall be entitled to indemnification, reimbursement and other protections as directors of the Company as set forth in the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Code of Regulations, as each may be further amended from time to time, as set forth in the Indemnity Agreements between the Company and each of its directors, and additionally as provided, and to the full extent not prohibited, by law.

Section 3.	Eligibility and Factors to be Considered in Granting Awards

      The employees eligible to receive Awards under the Plan (“Eligible Employees”) shall include only employees of the Company or its parent or subsidiary corporations who are executive, administrative, professional, or technical personnel who, in the opinion of the Committee, have responsibilities affecting the management, development, or financial success of the Company or one or more of its subsidiaries or other affiliated entities. No director of the Company who is not also an employee of the Company or its subsidiary corporations shall be eligible to participate in the Plan.

      In making any determination as to the employees to whom Awards shall be granted, the Committee shall take into account, in each case, the level and responsibility of the employee’s

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position, the level of the employee’s performance, the employee’s level of compensation, the assessed potential of the employee and such other factors as the Committee in its sole discretion shall deem relevant to the accomplishment of the purposes of the Plan.

Section 4. Shares Subject to Plan

      The maximum aggregate number of common shares, without par value, of the Company (“Shares”) which may be issued under the Plan shall be 3,500,000 Shares, which shall include Shares subject to Awards granted under the 2000 Plan which are outstanding as of the Effective Date (as defined in Section 11(P)). No more than 33% of the Shares authorized for issuance under the Plan may be granted in the form of Awards other than Stock Options.

      For each calendar year, the maximum number of Shares which may be granted to Participants during that year in the form of Awards of Stock Options, Restricted Shares and Performance Shares shall not exceed 1.5% of the total number of Shares outstanding as of December 31 of the prior year. For each calendar year, the maximum number of Shares which may be granted to any individual during that year in the form of Awards of Stock Options, Restricted Shares and Performance Shares shall not exceed 250,000 Shares.

      The Shares which may be issued under the Plan may be authorized but unissued Shares or issued Shares reacquired by the Company and held as treasury Shares. If any Shares subject to a Stock Option granted under the Plan or the 2000 Plan are forfeited by the holder thereof, or if any Restricted Shares or Performance Shares granted under the Plan are forfeited by the holder thereof, or if any Stock Option or other Award granted under the Plan or the 2000 Plan terminates without a payment or transfer being made to the Award recipient in the form of Shares, then such Shares shall again be available for distribution in connection with future Awards under the Plan. If any Award granted under the Plan expires or terminates for any reason without having been fully exercised, the unpurchased Shares which had been subject to that Award shall again be available for other Awards to be granted under the Plan. The aggregate number of Shares shall be subject to adjustment under Section 11(A) of the Plan.

Section 5. Grant of Awards

      Any Awards may be granted alone or in addition to other Awards granted under the Plan. Any Awards granted under the Plan shall be in such form as the Committee may from time to time approve, consistent with the Plan, and the provisions of Awards need not be the same with respect to each Participant.

      Each Award granted under the Plan shall be authorized by the Committee and shall be evidenced by a written award agreement (the “Award Agreement”), in the form approved by the Committee from time to time, which shall be dated as of the date approved by the Committee in connection with the grant, signed by an officer of the Company authorized by the Committee, and signed by the Participant, and which shall describe the Award and state that the Award is subject to all the terms and provisions of the Plan and such other terms and provisions, not inconsistent with the Plan, as the Committee may approve. The date on which the Committee approves the granting of an Award shall be deemed to be the date on which the Award is granted for all purposes, unless the Committee otherwise specifies. The granting of an Award under the Plan, however, shall be effective only if and

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when a written Award Agreement is duly executed and delivered by or on behalf of the Company and the Participant.

Section 6. Stock Options

      The Committee may, in its sole discretion and subject to the provisions of the Plan, grant to Eligible Employees at such times as it deems appropriate, Stock Options to purchase Shares. Stock Options granted under this Plan may be: (i) Options which are intended to qualify as ISOs under Code Section 422; and/or (ii) Stock Options which are not intended to qualify under Code Section 422. Stock Options may be allotted to Eligible Employees in such amounts, subject to the limitations specified in this Section and Sections 3 and 4 of the Plan, as the Committee, in its sole discretion, may from time to time determine.

      Stock Options granted hereunder shall be evidenced by a Stock Option Award Agreement executed as set forth in Section 5 above, containing such terms and provisions not inconsistent with the terms of the Plan as are recommended and approved from time to time by the Committee. Each Stock Option Award Agreement shall be consistent with the Plan, including, without limitation, the following provisions:

(A) Exercise Price. The exercise price per Share at which each Stock Option granted under the Plan may be exercised shall not be less than the Fair Market Value per Share at the time such Stock Option is granted. In the case of an Eligible Employee who owns Shares representing more than 10% of the total combined voting power of all classes of the Company’s stock, or the stock of any subsidiary, at the time an ISO is granted, the exercise price of the ISO shall not be less than 110% of the Fair Market Value of the Shares at the time the ISO is granted.

For the purposes of the Plan “Fair Market Value” means, as of any given date, the following: (1) if the Company’s Shares are listed on a national securities exchange at the time of granting a Stock Option, then the Fair Market Value of each Share shall be no less than the average of the highest and lowest selling price on such exchange on the date such Stock Option is granted or, if there were no sales on said date, then on the next prior business day on which there were sales; (2) if the Company’s Shares are traded other than on a national securities exchange at the time of the granting of a Stock Option, then the Fair Market Value of each Share shall be not less than the last sale price as reported on the Nasdaq National Market System as of the close of the regular trading day or the mean between the bid and asked price as reported on the National Association of Securities Dealers as the case may be, on the date the Stock Option is granted or, if there is no sale price or bid and asked price on said date, then on the next prior business date on which there was a sale price or bid or asked price.

If the Company’s Shares are not traded on any security exchange or reported on the Nasdaq National Market System or by the National Association of Securities Dealers, then the Committee shall exercise its best judgment to make a good faith determination of the fair market value per Share. Such determination shall include a valuation of the Company’s present and future earnings capacity for the purpose of determining the fair market value of a Share of the Company’s Shares as of a specified date. The value determined shall be defined as the fair market value of a Share of stock for a specified period of time as defined by the Committee.

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The Committee retains the right to determine the price per Share at which each NQSO granted under the Plan may be exercised, provided that no NQSO shall be granted at less than Fair Market Value.

(B) Option Period and Vesting. Stock Options granted under the Plan are exercisable at such time or times as may be determined by the Committee (the “Vesting Date”). A Stock Option shall be exercisable only with respect to the Shares which have become vested pursuant to the terms of that Stock Option. Each Stock Option shall become vested with respect to Shares subject to that Stock Option on such date or dates and on the basis of such other criteria, including, without limitation, the performance of the Company, as the Committee may determine, in its discretion, and as shall be specified in the applicable Stock Option Award Agreement. The Committee shall have the authority, in its discretion, to accelerate the time at which a Stock Option shall be exercisable whenever it may determine that such action is appropriate by reason of changes in applicable tax or other law or other changes in circumstances occurring after the grant of such Stock Option.

A Stock Option granted under the Plan shall terminate, and the right of the Participant (or the Participant’s estate, personal representative, or beneficiary) to purchase Shares upon exercise of the Stock Option shall expire, after the date determined by the Committee at the time the Stock Option is granted (the “Expiration Date”). No Stock Option, however, may have a life of more than ten years after the date the Stock Option is granted. In the case of a Participant who owns stock representing more than 10% of the total combined voting power of all classes of the Company’s stock, or the stock of any subsidiary at the time an ISO is granted, the ISO may not have a life of more than five years after the date on which it is granted. The date on which the Committee approves the granting of a Stock Option shall be deemed the date on which the Stock Option is granted, unless the Committee specifically designates a different date on which the Stock Option shall be deemed to have been granted, subject to Section 6(A) of the Plan.

(C) Exercise of Stock Options

(1) By an Eligible Employee During Continuous Employment. Subject to Section 6(E) below, during the lifetime of an Eligible Employee to whom a Stock Option is granted, the Stock Option may be exercised only by the Eligible Employee.

An Eligible Employee who has been continuously employed by the Company or its subsidiaries since the date of the Stock Option grant is eligible to exercise all Stock Options granted beginning on the Vesting Date, or on the date on which the Stock Option is granted, whichever is later, and continuing up to and including the Expiration Date. The Committee will decide in each case to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not for this purpose be deemed interruptions of continuous employment.

(2) By a Former Employee. If a Participant’s employment by the Company and its subsidiaries terminates for any reason other than death, disability, or retirement (as each is defined below) then (a) to the extent any Stock Option held by such Participant is not vested as of the date of such termination, such Stock Option shall automatically terminate on such date; and (b) to the extent any Stock Option held by such Participant is vested as of the date of such termination, such Stock Option may thereafter be exercised for a period of 90 days (or, with respect to NQSOs, such longer period as the Committee may specify at or after

5

grant) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter; provided that, upon the termination of the Participant’s employment by the Company or its subsidiaries for illegal conduct, any and all unexercised Stock Options granted to such Participant shall immediately lapse and be of no further force or effect.

(3) In Case of Retirement. If a Participant who was granted a Stock Option terminates employment due to retirement, as such term is defined in the State Auto Insurance Companies Employee Retirement Plan, the Stock Option must be exercised as follows: (a) ISOs must be exercised within ninety (90) days of such termination (but no later than the Expiration Date) and (b) NQSOs must be exercised on or before the Expiration Date. If the Participant should become permanently and totally disabled, as defined in Code Section 22(e)(3), or die within the aforementioned 90-day period following termination due to retirement, the provisions contained in Section 6(C), paragraphs 4 and 5 hereof respectively, shall apply. Notwithstanding Section 6(B), all Stock Options previously granted to the Participant may be immediately exercised by a Participant whose employment terminates due to retirement prior to the Vesting Date.

(4) In Case of Permanent and Total Disability. If a Participant who was granted a Stock Option terminates employment with the Company and its subsidiaries because of permanent and total disability, as defined in Code Section 22(e)(3), such Stock Option must be exercised as follows: (a) ISOs must be exercised within one year of such termination (but no later than the Expiration Date) and (b) NQSOs must be exercised on or before the Expiration Date. If the Participant should die within the aforementioned one-year period following termination due to such permanent and total disability, the provisions contained in Section 6(C), paragraph 5 hereof, shall apply. Notwithstanding Section 6(B), all Stock Options previously granted to the Participant may be immediately exercised by the Participant who becomes permanently and totally disabled, as defined in Code Section 22(e)(3), prior to the Vesting Date.

(5) In Case of Death. If a Participant who was granted a Stock Option dies, such Stock Options must be exercised as follows: (a) ISOs must be exercised within one year of such death (but no later than the Expiration Date) and (b) NQSOs must be exercised on or before the Expiration Date, provided that if such Participant dies with less than ninety (90) days remaining prior to the Expiration Date, the estate or successor(s) in interest of such Participant shall have a period of 180 days from the date of death of such Participant to exercise such Stock Option, regardless of the Expiration Date.

(6) Sequential Exercise Requirement. ISOs and NQSOs may be exercised in any order the Participant may deem appropriate.

(7) Termination of Stock Options. A Stock Option granted under this Plan shall be considered terminated in whole or in part, to the extent that, in accordance with the provisions of this Plan, it can no longer be exercised for Shares originally subject to the Stock Option. Except as otherwise permitted by the Committee in its sole discretion, no Stock Option held by a transferee of a Participant pursuant to Section 6(E)(3), below, shall remain exercisable for any period of time longer than would otherwise be permitted under

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Sections 6(C)(2),(3),(4) and (5) without specification of other periods by the Committee as provided therein.

(D) Method of Exercise. Any Stock Option granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under terms of the Plan and of the Stock Option Award Agreement between the Company and the Participant.

Each Stock Option granted under this Plan shall be deemed exercised, in whole or in part, when the Participant shall indicate the decision to do so by written notice delivered in person or by facsimile or electronic transmission or by certified mail to the Secretary of the Company. The notice shall state the election to exercise the Stock Option, the number of Shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates is to be registered and the address and Social Security Number of such recipient. The notice shall be signed by the person or persons entitled to exercise the Stock Option and, if the Stock Option is being exercised by any person or persons other than the Participant, be accompanied by proof, satisfactory to legal counsel of the Company, of the right of such person to exercise the Stock Option. The Participant shall at the same time tender to the Company payment in full, in cash or by certified bank cashier’s or teller’s check, for the Shares for which the Stock Option is exercised and shall comply with such other reasonable requirements as the Committee may establish, pursuant to Section 11(D) of the Plan. These provisions shall not preclude exercise of, or payment for a Stock Option by any other proper legal method specifically approved by the Committee, including, but not limited to, the constructive delivery or actual delivery of eligible, unrestricted Shares with a Fair Market Value equal to the total option price at the time of exercise in accordance with rules and procedures prescribed or approved by the Committee.

Except as otherwise set forth in any agreement between the Participant and the Company with respect to the Stock Option, as approved by the Committee, no person, estate or other entity shall have any of the rights of the shareholder with reference to Shares subject to a Stock Option until a certificate for the Shares has been issued by the Company.

A Stock Option granted under this Plan may be exercised for any lesser number of Shares than the full amount for which it could be exercised. Such a partial exercise of a Stock Option shall not affect the right to exercise the Stock Option from time to time in accordance with this Plan for the remaining Shares subject to the Stock Option. The Stock Option may be exercised only with respect to full Shares and no fractional Shares of common stock shall be issued upon exercise of the Option.

(E) Non-Transferability. Except as provided in this paragraph, no Stock Option granted to an Eligible Employee under the Plan shall be transferable other than by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by such Participant, or the Participant’s legal representative. Any attempted transfer (other than as provided in this paragraph) shall be null and void. Without limiting the generality of the foregoing, (1) ISOs may be transferred only upon the Participant’s death and only by will or the laws of descent and distribution and, in the case of such a transfer, shall be exercisable only by the transferee or such transferee’s legal representative, (2) NQSOs may be transferred by will or the laws of descent and distribution and, in the case of such a transfer, shall be exercisable only by the transferee or such transferee’s legal representative, and (3) the Committee may, in its sole discretion and in the manner established by the Committee, provide for the irrevocable transfer,

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without payment of consideration, of any NQSO by a Participant to such Participant’s parent(s), spouse, children, grandchildren, nieces, or nephews or to the trustee of a trust for the principal benefit of one or more such persons or to a partnership whose only partners are one or more such persons, and, in the case of such transfer, such NQSO shall be exercisable only by the transferee or such transferee’s legal representative. In addition, NQSOs and, if permitted by applicable law, ISOs may be transferred pursuant to Qualified Domestic Relations Orders, as defined in Code Section 414(p), to a Participant’s former spouse. Any such Stock Option which is transferred shall continue to be subject to all provisions and conditions of the Plan and the Stock Option Award Agreement applicable to the Stock Option prior to its transfer, including without limitation, vesting requirements, restrictions on transferability and limitations on exercise following termination of employment or death or disability, provided that the person receiving the transfer shall have the same right to exercise as the Participant who transferred the Option, notwithstanding Section 11(D) to the contrary. Notwithstanding the foregoing, the Committee shall only have authority to grant Stock Options which may be transferred pursuant to this Section if it is reasonably satisfied that such grant will not cause other Stock Options under the Plan to lose the exemption provided by Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

(F) No Stock Option Repricing without Shareholder Approval. The exercise price per Share of any Stock Option granted under the Plan shall not be changed or modified after the time such Stock Option is granted unless such change or modification is made with the prior approval of the Company’s shareholders.

Section 7. Restricted Shares

      Restricted Shares awarded under the Plan shall be subject to the following terms and conditions and such additional terms and conditions not inconsistent with the terms of the Plan as the Committee deems appropriate. Each Restricted Share grant shall be evidenced by a Restricted Share Award Agreement, executed as set forth in Section 5, above, which shall be consistent with the Plan, including without limitation, the following provisions:

(A) Price. The purchase price for Restricted Shares shall be any price set by the Committee and may be zero. Payment in full of the purchase price shall be made by certified or bank cashier’s check or other form of payment acceptable to the Company, or, if approved by the Committee, by (1) actual or constructive delivery of unrestricted Shares having a fair market value on the date of such delivery equal to the total purchase price, or (2) a combination of the preceding methods.

(B) Acceptance of Restricted Shares. At the time of the Restricted Share Award, the Committee may determine that such Shares shall, after vesting, be further restricted as to transferability or be subject to repurchase by the Company or forfeiture upon the occurrence of certain events determined by the Committee, in its sole discretion, and specified in the Restricted Share Award Agreement. Awards of Restricted Shares must be accepted by the Participant within 30 days (or such other period as the Committee may specify at grant) after the grant date by executing the Restricted Share Award Agreement. The Participant shall not have any rights with respect to the grant of Restricted Shares unless and until the Participant has executed the Restricted Share Award Agreement, delivered a fully executed copy thereof to the Company, and otherwise complied with the applicable terms and conditions of the Award.

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(C) Share Restrictions. Subject to the provisions of the Plan and the applicable Restricted Share Award Agreement, during such period as may be set by the Committee, in its discretion, and as shall be set forth in the applicable Restricted Share Award Agreement (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge, assign, or otherwise encumber the Restricted Shares. Furthermore, the Committee shall have the authority, in its sole discretion, to determine the voting rights (which may be full or limited), dividend rights (which may be full or limited), or other shareholder rights associated with the Restricted Shares during the Restriction Period, which rights shall be set forth in the applicable Restricted Share Award Agreement.

The Committee shall have the authority, in its sole discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Restricted Shares or to remove any or all restrictions after the grant of such Restricted Shares. Unless otherwise determined by the Committee at or after grant or termination of the Participant’s employment, if the Participant’s employment by the Company and its parent or subsidiaries terminates during the Restriction Period, all Restricted Shares held by such Participant and still subject to restriction shall be forfeited by the Participant.

(D) Stock Issuances and Restrictive Legends. Upon execution and delivery of the Restricted Share Award Agreement as described above and receipt of payment of the full purchase price for the Restricted Shares subject to such Restricted Share Award Agreement, the Company shall, no later than 30 days thereafter, issue the Restricted Shares. Restricted Shares may be issued in the form of a certificate, by book entry, or otherwise, in the Company’s sole discretion, and shall bear an appropriate restrictive legend. Notwithstanding the foregoing to the contrary, the Company may, in the Committee’s sole discretion, issue Restricted Shares (whether or not such Restricted Shares are, at the time of such issuance, the subject of an Award) to the trustee of a trust set up by the Committee, consistent with the terms and conditions of the Plan, to hold such Restricted Shares until the restrictions thereon have lapsed (in full or in part, in the Committee’s sole discretion), and the Committee may require that, as a condition of any Restricted Share Award, the Participant shall have delivered to the Company or such trustee, as appropriate, a stock power, endorsed in blank, relating to the Restricted Shares covered by the Award.

(E) Stockholder Rights. Unless otherwise provided in the applicable Restricted Share Award Agreement, no Participant (or his executor or administrator or other transferee) shall have any rights of a stockholder in the Company with respect to the Restricted Shares covered by an Award unless and until the Restricted Shares have been duly issued and delivered to him under the Plan.

(F) Expiration of Restriction Period. Upon the expiration of the Restriction Period without prior forfeiture of the Restricted Shares (or rights thereto) subject to such Restriction Period, unrestricted Shares shall be issued and delivered to the Participant.

Section 8. Performance Shares

      Performance Shares awarded under the Plan shall be subject to the following terms and conditions and such additional terms and conditions not inconsistent with the terms of the Plan as the Committee deems appropriate. Each Performance Share grant shall be evidenced by a Performance

9

Share Award Agreement, executed as set forth in Section 5, above, which shall be consistent with the Plan, including without limitation the following provisions:

(A) Performance Periods and Goals

(1) The performance period for each Award of Performance Shares shall be of such duration as the Committee shall establish at the time of the Award (the “Performance Period”), but in no event less than one calendar year. There may be more than one Award in existence at any one time, and Performance Periods may differ.

(2) The Committee shall establish in writing a range of performance goals (the “Performance Goals”) to be achieved during the established Performance Period at the time of each Award of Performance Shares (but in no event later than 90 days after the commencement of the Performance Period). The Performance Goals shall be determined by the Committee using such measures of the performance of the Company over the Performance Period as the Committee shall select, including, without limitation, earnings, return on capital, revenue, premiums, net income, earnings per share, combined ratio, loss ratio, expense ratio, assets, equity, cash flows, stock price, total shareholders return, or any other performance goal approved by the stockholders of the Company in accordance with Code Section 162(m). Performance Shares awarded to Participants will be earned as determined by the Committee with respect to the attainment of the Performance Goals set for the Performance Period. At the end of each Performance Period, the Committee shall certify the extent to which the Performance Goals were met during the Performance Period. Attainment of the highest Performance Goal for the Performance Period will earn 100% of the Performance Shares awarded for the Performance Period; failure to attain the lowest Performance Goal for the Performance Period will earn none of the Performance Shares awarded for the Performance Period.

(3) Attainment of the Performance Goals will be calculated from the consolidated financial statements of the Company but shall exclude (a) the effects of changes in federal income tax rates, (b) the effects of unusual, non-recurring, and extraordinary items as defined by United States generally accepted accounting principles (“GAAP”), and (c) the cumulative effect of changes in accounting principles in accordance with GAAP. The Performance Goals may vary for different Performance Periods and need not be the same for each Participant receiving an Award for a Performance Period. The Committee may, in its sole discretion, subject to the limitations of Section 11(J), vary the terms and conditions of any Performance Share Award, including, without limitation, the Performance Period and Performance Goals, without stockholder approval, as applied to any recipient who is not a “covered employee” with respect to the Company as defined in Code Section 162(m). In the event applicable tax or securities laws change to permit the Committee discretion to alter the governing performance measures as they pertain to covered employees without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

(B) Price. The purchase price for Performance Shares shall be any price set by the Committee and may be zero. Payment in full of the purchase price shall be made by certified or bank cashier’s check or other form of payment acceptable to the Company, or, if approved by

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the Committee, by (1) delivery of unrestricted Shares having a fair market value on the date of such delivery equal to the total purchase price, or (2) a combination of the preceding methods.

(C) Acceptance of Performance Shares. At the time of the Performance Share Award, the Committee may determine that such Shares shall, after vesting pursuant to the Performance Period and Performance Goal provisions described above, be further restricted as to transferability or be subject to repurchase by the Company or forfeiture upon the occurrence of certain events determined by the Committee, in its sole discretion, and specified in the Performance Share Award Agreement. Awards of Performance Shares must be accepted by the Participant within 30 days (or such other period as the Committee may specify at grant) after the grant date by executing the Performance Share Award Agreement. The Participant shall not have any rights with respect to the grant of Performance Shares unless and until the Participant has executed the Performance Share Award Agreement, delivered a fully executed copy thereof to the Company, and otherwise complied with the applicable terms and conditions of the Award.

(D) Share Restrictions. Subject to the provisions of the Plan and the applicable Performance Share Award Agreement, during the Performance Period and any additional Restriction Period (as defined in Section 7(C), above), the Participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber the Performance Shares. Furthermore, the Committee shall have the authority, in its sole discretion, to determine the voting rights (which may be full or limited), dividend rights (which may be full or limited), or other shareholder rights associated with the Performance Shares during the Restriction Period, which rights shall be set forth in the applicable Performance Share Award Agreement.

The Committee shall have the authority, in its sole discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Performance Shares. Unless otherwise determined by the Committee at or after grant or termination of the Participant’s employment, if the Participant’s employment by the Company and its subsidiaries terminates during the Performance Period or the Restriction Period, all Performance Shares held by such Participant and still subject to restriction shall be forfeited by the Participant.

(E) Stock Issuances and Restrictive Legends. Despite the execution and delivery of the Performance Share Award Agreement as described above, the Company shall have no obligation to issue the Performance Shares prior to the vesting of the Performance Shares, provided that the Company shall issue the Performance Shares no later than 30 days after such vesting and after payment in full of the purchase price for such Performance Shares. Performance Shares may be issued, whenever issued, in the form of a certificate, by book entry, or otherwise, in the Company’s sole discretion, and shall bear such restrictive legend as is consistent with applicable restrictions, if any, including without limitation those represented by the Performance Period and Performance Goals and those described in Section 8(D), above. The Committee may require that, whenever issued, the Performance Shares be issued to and held by the Company or a trustee until the restrictions on such Performance Shares have lapsed (in full or in part), and that, as a condition of any Performance Share Award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Performance Shares covered by the Award.

(F) Stockholder Rights. Unless otherwise provided in the applicable Performance Share Award Agreement, no Participant (or his executor or administrator or other transferee) shall have any rights of a stockholder in the Company with respect to the Performance Shares covered by

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an Award unless and until the Performance Shares have been duly issued and delivered to him under the Plan.

(G) Expiration of Restriction Period. Subject to fulfillment of the terms and conditions of the applicable Performance Share Award Agreement and any other vesting requirements related to the applicable Performance Period or Performance Goals, upon the expiration of the Restriction Period without prior forfeiture of the Performance Shares (or rights thereto) subject to such Restriction Period, unrestricted Shares shall be issued and delivered to the Participant.

(H) Termination of Employment. If a Participant’s employment by the Company and its subsidiaries terminates before the end of any Performance Period due to the Participant’s death, disability (as defined by the Committee in its discretion at the time of grant and set forth in the Performance Share Award Agreement), or Change in Control, the Committee, taking into consideration the performance of such Participant, the level of attainment of the Participant’s Performance Goals and the performance of the Company over the Performance Period, may authorize the issuance to such Participant (or his legal representative or designated beneficiary) of all or a portion of the Performance Shares which would have been issued to him had his employment continued to the end of the Performance Period. If the Participant’s employment by the Company and its subsidiaries terminates before the end of any Performance Period for any other reason, all Performance Shares shall be forfeited.

Section 9. Performance Units

      The Committee may award performance units under the Plan (“Performance Units”), which shall represent the right of the Participant to receive an amount equal to the value related to the Performance Units awarded, such value to be determined in the manner established by the Committee at the time of the Award, but may not be less than a value per Performance Unit equal to the Fair Market Value of a Share. For each calendar year, the maximum number of Performance Units which may be granted to any individual during that year shall not exceed 100,000 Performance Units. Each Performance Unit grant shall be evidenced by a Performance Unit Award Agreement as provided in Section 5, above, which shall be consistent with the Plan, including without limitation the following provisions:

(A) Establishment of Performance Accounts. At the time of an Award consisting in whole or in part of Performance Units, the Company shall establish an account (the “Performance Account”) in the name of the Participant to whom such Performance Units are awarded. Performance Units awarded to a Participant shall be credited to such Participant’s Performance Account.

(B) Performance Periods and Goals.

(1) The Performance Period for each Award of Performance Units shall be of such duration as the Committee shall establish at the time of the Award, but in no event less than one calendar year. There may be more than one Award outstanding at any one time, and Performance Periods may differ for different Awards.

(2) The Committee shall establish in writing a range of Performance Goals to be achieved during the established Performance Period at the time of each Award of Performance Units (but in no event later than 90 days after the commencement of the

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Performance Period). The Performance Goals shall be determined by the Committee using such measures of the performance of the Company over the Performance Period as the Committee shall select, including without limitation earnings, return on capital, revenue, premiums, net income, earnings per share, combined ratio, loss ratio, expense ratio, assets, equity, cash flows, stock price, total shareholders return, or any other performance goal approved by the stockholders of the Company in accordance with Code Section 162(m). Performance Units awarded to Participants will be earned as determined by the Committee with respect to the attainment of the Performance Goals set for the Performance Period. At the end of each Performance Period, the Committee shall certify the extent to which the Performance Goals were met during the Performance Period. Attainment of the highest Performance Goal for the Performance Period will earn 100% of the Performance Units awarded for the Performance Period; failure to attain the lowest Performance Goal for the Performance Period will earn none of the Performance Units awarded for the Performance Period.

(3) Attainment of the Performance Goals will be calculated from the consolidated financial statements of the Company but shall exclude (a) the effects of changes in federal income tax rates, (b) the effects of unusual, non-recurring, and extraordinary items as defined by GAAP, and (c) the cumulative effect of changes in accounting principles in accordance with GAAP. The Performance Goals may vary for different Performance Periods and need not be the same for each Participant receiving an Award for a Performance Period. The Committee may, in its sole discretion, subject to the limitations of Section 11(J), vary the terms and conditions of any Performance Unit Award, including without limitation the Performance Period and Performance Goals, without stockholder approval, as applied to any recipient who is not a “covered employee” with respect to the Company as defined in Code Section 162(m). In the event applicable tax or securities laws change to permit the Committee discretion to alter the governing performance measures as they pertain to covered employees without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

(C) Rights and Benefits During Performance Period. The Committee may provide that amounts equivalent to interest at such rates as the Committee may determine shall be payable with respect to Performance Units. All amounts payable pursuant to this Section 9(C) shall be credited for valuation purposes to the Participant’s Performance Account.

(D) Payment Respecting Performance Units.

(1) Performance Units shall be earned to the extent that the terms and conditions of the Plan and the applicable Performance Unit Award Agreement are met. Notwithstanding the foregoing, Performance Units and any other amounts credited to the Participant’s Performance Account shall be payable to the Participant only when, if, and to the extent that the Committee determines to make such payment.

(2) Any payment determination with respect to each Award of Performance Units and the corresponding Performance Period shall be made by the Committee during the first two months following the end of the Performance Period.

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(3) Payment for Performance Units and any related amounts equivalent to interest may be made in a lump sum or in installments, in cash, Shares, other Awards, other property, or a combination thereof, and may have such other terms as the Committee may determine.

(E) Termination of Employment. If a Participant’s employment by the Company and its subsidiaries terminates before the end of any Performance Period due to the Participant’s death, disability (as defined by the Committee in its discretion at the time of Grant and set forth in the Performance Unit Award Agreement), or Change in Control, the Committee, taking into consideration the performance of such Participant, the level of attainment of the Participant’s Performance Goals and the performance of the Company over the Performance Period, may authorize the payment to such Participant (or his legal representative or designated beneficiary) of all or a portion of the amount which would have been paid to him had his employment continued to the end of the Performance Period. If the Participant’s employment by the Company and its subsidiaries terminates for any other reason, all Performance Units and amounts credited to the Participant’s Performance Account shall be forfeited.

Section 10. Other Stock-Based Awards

      The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, the Stock and factors that may influence the value of the Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Subsidiaries (“Other Stock-Based Awards”). The Committee shall determine the terms and conditions of such Awards. Stock issued pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may be granted pursuant to this Section 10.

Section 11. Other Provisions

      (A) Adjustments upon Changes in Capitalization. In the event the Company changes its outstanding Shares by reason of stock splits, stock dividends, or any other increase or reduction of the number of outstanding Shares without receiving consideration in the form of money, services, or property deemed appropriate by the Board, the aggregate number of Shares subject to the Plan shall be proportionately adjusted, and the number of Shares and the option price for each Share subject to the unexercised portion of any then outstanding Award shall be proportionately adjusted with the objective that the Participant’s proportionate interest in the Company shall remain the same as before the change without any change in the total option price applicable to the unexercised portion of the then outstanding Awards, all as determined by the Committee in its sole discretion.

      In the event of any other recapitalization or any merger, consolidation, or other reorganization of the Company, the Committee shall make such adjustment, if any, as it may deem appropriate to

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accurately reflect the number and kind of Shares deliverable, and the option prices payable, upon subsequent exercise of any then outstanding Awards, as determined by the Committee in its sole discretion.

      The Committee’s determination of the adjustments appropriate to be made under this Section 11(A) shall be conclusive upon all Participants and other Eligible Employees under the Plan. Notwithstanding anything in this Section 11(A) to the contrary, any adjustment made under this Section 11(A) shall be made in a manner that will not constitute a “modification” within the meaning defined in Code Section 424(h).

      (B) Change in Control

(1) Impact of Event. Notwithstanding any provision of this Plan or any Award Agreement to the contrary (unless such Award Agreement contains a provision referring specifically to this Section 11(B) and stating that this Section 11(B) shall not be applicable to the Award evidenced by such Award Agreement), if a Change in Control or a Potential Change in Control (each as defined below) occurs, then:

(a) Any and all Stock Options theretofore granted and not fully vested shall thereupon become vested and exercisable in full and shall remain so exercisable in accordance with their terms, and the restrictions applicable to any or all Restricted Shares, Performance Shares, and Performance Units shall lapse and such Shares and Awards shall be fully vested; provided that no Stock Option or other Award right which has previously been exercised or otherwise terminated shall become exercisable; and

(b) The Company may, at its option, terminate any or all outstanding, unexercised Stock Options and portions thereof not more than 30 days after such Change in Control or Potential Change in Control; provided that the Company shall, upon such termination and with respect to each Stock Option so terminated, pay to the Participant of each terminated Stock Option (or such Participant’s transferee, if applicable) cash, less applicable withholding taxes, in an amount equal to the difference between the option price, as described in Section 6(C), and the “Change in Control Price” (as defined in Section 11(B)(4)) as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Company may determine prior to the Change in Control; and provided further that if such Change in Control Price is less than such option price, then the Board may, in its sole discretion, terminate such Stock Option without any payment.

(2) Definition of Change in Control. For purposes of Section 11(B)(1), a Change in Control means the happening of any of the following:

(a) When any “person” as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act, but excluding the Company and any subsidiary and any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee) and excluding State Automobile Mutual Insurance Company, directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing

15

20% or more of the combined voting power of the Company’s then outstanding securities; or

(b) When, during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the Board; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Section 11(B)(2)(b); or

(c) The occurrence of a transaction requiring shareholder approval for the acquisition of the Company by an entity other than the Company or subsidiary through purchase of assets, by merger or otherwise; or

(d) The occurrence of a “Rule 13e-3 transaction” (as defined in Rule 13e-3 under the Exchange Act) requiring approval by the shareholders of the Company.

(3) Definition of Potential Change in Control. For purposes of Section 11(B)(1), a Potential Change in Control means the happening of any one of the following:

(a) The approval by shareholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 11(B)(2) above; or

(b) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company, a subsidiary or any Company employee benefit plan (including any trustee of such plan acting as such trustee) and other than State Automobile Mutual Insurance Company) of securities of the Company representing 20% or more of the combined voting power of the Company’s outstanding securities and the adoption by the Board of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

(4) Definition of Change in Control Price. For purposes of this Section 11, Change in Control Price means the highest price per share bid or paid, as applicable, in any transaction reported by the National Association of Securities Dealers on the Nasdaq National Market System or otherwise or on any stock exchange on which the Shares are listed or paid or offered in any bona fide transaction related to a potential or actual Change in Control of the Company at any time during the 60-day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event).

      (D) Compliance with Law and Approval of Regulatory Bodies. No right under the Plan shall be exercisable and no Shares will be delivered under this Plan except in compliance with all applicable Federal and State laws and regulations including, without limitation, compliance with withholding tax requirements, compliance with Federal and State securities laws and regulations and with the rules of all domestic stock exchanges on which the Company’s Shares may be listed. Any Share certificate issued to evidence shares for which a Stock Option is exercised may bear legends and statements the Committee shall deem advisable to assure compliance with Federal and State laws

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and regulations, to implement buy-sell restrictions, or for other purposes deemed appropriate by the Committee. No Stock Option shall be exercisable and no Shares will be delivered under this Plan, until the Company has obtained consent or approval from regulatory bodies, Federal or State, having jurisdiction over such matters as the Committee may deem advisable. The Company shall not be required to deliver any Shares or other securities under the Plan prior to such registration or other qualification of such Shares or other securities under any State or Federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

      In the case of the exercise of any Stock Option by a person or estate acquiring the right to exercise the Stock Option by bequest or inheritance, the Committee may require reasonable evidence as to the ownership of the Stock Option and may require consents and releases of taxing authorities that it may deem advisable.

      The Committee may require each person acquiring Shares under the Plan (1) to represent and warrant to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof, and (2) to make such additional representations, warranties, and agreements with respect to the investment intent of such person or persons as the Committee may reasonably request. Any certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

      All Shares or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any certificates evidencing such Shares to make appropriate reference to such restrictions.

      (E) No Right to Employment. The adoption of the Plan, its operation, any document describing or referring to the Plan, or any part thereof, or the grant of one or more Awards to an Eligible Employee of the Company or any of its subsidiaries shall not confer upon any Participant under this Plan any right to continue in the employ of the Company or its subsidiaries or any other affiliated entity, or shall not in any way affect the right and power of the Company to terminate the employment of any Participant under this Plan at any time with or without assigning a reason therefor, to the same extent as the Company might have done if this Plan had not been adopted.

      (F) Restriction on Exercise After Termination. Notwithstanding any provision of this Plan to the contrary, no unexercised right created under this Plan (an “Unexercised Right”) and held by a Participant on the date of termination of such Participant’s employment by the Company and its subsidiaries for any reason shall be exercisable after such termination if, prior to such exercise, the Participant violates any non-competition or confidentiality agreement or similar provision set forth in the Award Agreement pursuant to which such Unexercised Right was awarded.

      (G) Successors in Interest. This Plan shall be binding upon, inure to the benefit of, and be enforceable by and against successors, assignees and transferees of the Company and, if appropriate, the personal representatives and heirs of the Eligible Employee.

      (H) Rights as a Stockholder. No Participant or his executor or administrator or other transferee shall have any rights of a stockholder in the Company with respect to the Shares covered by an Award unless and until such Shares have been duly issued and delivered to him under the Plan.

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      (I) Acceleration of Rights. The Committee shall have the authority, in its discretion, to accelerate the time at which a Stock Option or other Award right shall be exercisable whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the grant of the Award.

      (J) Interpretation, Amendment or Termination of the Plan. The interpretation by the Committee of any provision of the Plan or of any Award Agreement executed pursuant to the grant of an Award under the Plan shall be final and conclusive upon all Participants or transferees under the Plan. The Board, without further action on the part of the stockholders of the Company, may from time to time alter, amend, or suspend the Plan or may at any time terminate the Plan, provided that: (1) no such action shall materially and adversely affect any outstanding Stock Option or other right under the Plan without the consent of the holder of such Stock Option or other right; and (2) except for the adjustments provided for in Section 11(A), above, no amendment may be made by Board action without stockholder approval if the amendment would (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the number of Shares which may be issued under the Plan, (c) materially modify the requirements as to eligibility for participation in the Plan, (d) extend the maximum option period of Stock Options, or (e) effect any other change which requires stockholder approval under applicable law or regulation. Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in applicable tax and securities laws and accounting rules, as well as other developments.

      (K) Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments or deliveries of Shares not yet made by the Company to a Participant or transferee nothing contained herein shall give any such Participant or transferee any rights that are greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts or other arrangements to meet obligations created under the Plan to deliver Shares or payments hereunder consistent with the foregoing.

      (L) Protection of Board and Committee. No member of the Board or the Committee shall have any liability for any determination or other action made or taken in good faith with respect to the Plan or any Award granted under the Plan.

      (M) Government Regulations. Notwithstanding any provision of the Plan or any Award Agreement executed pursuant to the Plan, the Company’s obligations under the Plan and such Award Agreement shall be subject to all applicable laws, rules, and regulations and to such approvals as may be required by any governmental or regulatory agencies, including without limitation any stock exchange on which the Company’s Shares may then be listed.

      (N) Genders and Numbers. When permitted by the context, each pronoun used in the Plan shall include the same pronoun in other genders and numbers.

      (O) Captions. The captions of the various sections of the Plan are not part of the context of the Plan, but are only labels to assist in locating those sections, and shall be ignored in construing the Plan.

      (P) Effective Date of the Plan. This Plan was originally effective on July 1, 2000. This Plan as amended and restated shall be effective upon approval by the shareholders of the Company (the “Effective Date”). This Plan as amended and restated shall be submitted to the shareholders of the

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Company for approval at the Company’s 2005 annual meeting of shareholders, anticipated to be held on May 11, 2005.

      (Q) Duration of the Plan. Unless previously terminated by the Board, this Plan shall terminate ten years from the original effective date of July 1, 2000 and no Award shall be granted under it thereafter, but such termination shall not affect any Award theretofore granted.

      (R) Governing Law. The Plan shall be construed and governed by the laws of the State of Ohio.

      (S) Withholding Tax. The Company, at its option, shall have the right to require the Participant or any other person receiving Shares, Restricted Shares, Performance Shares or Performance Units (including cash payments) to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares, Restricted Shares, Performance Shares, or Performance Units or, in lieu of such payment, to retain or sell without notice a number of such Shares subject to the applicable Award sufficient to cover the amount required to be so withheld. The Company, at its option, shall have the right to deduct from all dividends paid with respect to Shares, Restricted Shares, Performance Shares, and Performance Units the amount of any taxes which the Company is required to withhold with respect to such dividend payments. The Company, at its option, shall also have the right to require a Participant to pay to the Company the amount of any taxes which the Company is required to withhold with respect to the receipt by the Participant of Shares pursuant to the exercise of a Stock Option, or, in lieu thereof, to retain, or sell without notice, a number of Shares sufficient to cover the amount required to be withheld. The obligations of the Company under the Plan shall be conditional on such payment or other arrangements acceptable to the Company.

      (T) Savings Clause. In case any one or more of the provisions of this Plan or any Award shall be held invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the invalid, illegal, or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit this Plan or such Award, as applicable, to be construed so as to foster the intent of this Plan. This Plan and all Awards are intended to comply in all respects with applicable law and regulation, including Code Section 422, Rule 16b-3 under the 1934 Act (with respect to persons subject to Section 16 of the 1934 Act (“Reporting Persons”)), and Code Section 162(m) (with respect to covered employees as defined under Code Section 162(m) (“Covered Employees”)). In case any one or more of the provisions of this Plan or any Award shall be held to violate or be unenforceable in any respect under Code Section 422, Rule 16b-3, or Code Section 162(m), then, to the extent permissible by law, any provision which could be deemed to violate or be unenforceable under Code Section 422, Rule 16b-3, or Code Section 162(m) shall first be construed, interpreted, or revised retroactively to permit the Plan or such Award, as applicable, to be in compliance with Code Section 422, Rule 16b-3, and Code Section 162(m). Notwithstanding anything in this Plan to the contrary, the Committee, in its sole discretion, may bifurcate the Plan so as to restrict, limit, or condition the use of any provision of this Plan to Participants who are Reporting Persons or Covered Employees without so restricting, limiting, or conditioning this Plan with respect to other Participants.

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APPENDIX B

STATE AUTO FINANCIAL CORPORATION

OUTSIDE DIRECTORS

RESTRICTED SHARE UNIT PLAN

Effective Upon Approval by Shareholders

May 11, 2005

i

STATE AUTO FINANCIAL CORPORATION

OUTSIDE DIRECTORS RESTRICTED SHARE UNIT PLAN

Background Information

      The directors and shareholders of State Auto Financial Corporation, an Ohio corporation (the “Company”), desire to adopt the Company’s Outside Directors Restricted Share Unit Plan (the “Plan”) in order to align and strengthen the interests of Outside Directors with the interests of the Company’s shareholders.

      The Company intends for the Plan to be an unfunded, nonqualified deferred compensation arrangement as provided under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and to satisfy the requirements of a “top hat” plan thereunder and under Labor Reg. Sec. 2520.104-23.

      The Plan is intended to comply with the requirements of The American Jobs Creation Act of 2004 and Section 409A of the Internal Revenue Code of 1986, as amended (“Code”), and to constitute a good faith effort at meeting such requirements pending the issuance of additional guidance by the Internal Revenue Service (“IRS”). To the extent inconsistent with Code Section 409A or regulations issued thereunder, this Plan shall be amended to conform to such requirements within applicable time limitations established by the IRS.

ARTICLE I.	DEFINITIONS AND GENERAL PROVISIONS

      1.1 Definitions. For purposes of the Plan, the following terms shall be defined as set forth below. Other capitalized terms used in the Plan shall be defined as set forth in the Plan.

(a) Account. The bookkeeping account described in Section 3.2 under which benefits and earnings are credited on behalf of a Participant.

(b) Administrative Committee. The Compensation Committee of the Board or such other committee of at least three (3) persons appointed by the Compensation Committee to oversee the administration of the Plan.

(c) Award. An award of Restricted Share Units under the Plan.

(d) Beneficiary. The person(s) (including a trust) entitled to receive any distribution hereunder upon the death of a Participant. The Beneficiary for benefits payable under this Plan shall be the beneficiary designated by the Participant in accordance with procedures established by the Administrative Committee as of the Participant’s date of death, or, in the absence of any such designation, the Participant’s estate.

(e) Board. The Board of Directors of the Company.

(f) Change of Control. For purposes of the Plan, a Change of Control means:

(i) a change in ownership of the corporation occurring on the date that any one person, or more than one person acting as a group (as defined below), acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of such corporation. However, if any one person or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of a corporation, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the corporation (or to cause a change in the effective control of the corporation (within the meaning of (ii) below)). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the corporation acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of a Change in Control. This change in ownership of the corporation applies only when there is a transfer of stock of the corporation (or issuance of stock of the corporation) and stock in such corporation remains outstanding after the transaction; or

(ii) a change in the effective control of the corporation occurring on the date that either: (A) any one person, or more than one person acting as a group (as defined below), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing 35 percent or more of the total voting power of the stock of such corporation; or (B) a majority of members of the corporation’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the corporation’s board of directors prior to the date of the appointment or election, provided that for purposes of this subsection (B), the term “corporation” refers solely to the “relevant corporation”, as defined below, for which no other corporation is a majority shareholder for purposes of that definition; or

(iii) a change in the ownership of a substantial portion of the corporation’s assets occurring on the date that any one person, or more than one person acting as a group (as defined below) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to more than 40 percent of the total gross fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Persons acting as a group. For purposes of this definition, persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only with respect to the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

Identification of the “relevant corporation”. To constitute a Change in Control as to the Plan Participant, the Change in Control must relate to (i) the corporation for whom the Participant is performing services at the time of the Change in Control, (ii) the corporation

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that is liable for the payment of the deferred compensation (or all corporations liable for the payment if more than one corporation is liable), or (iii) a corporation that is a majority shareholder of a corporation identified in (i) or (ii), or any corporation in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain, ending in a corporation identified in (i) or (ii). For purposes of this paragraph, a majority shareholder is a shareholder owning more than 50% of the total fair market value and total voting power of such corporation.

(g) Common Shares. The common shares, without par value, of the Company.

(h) Disability. Permanent and total disability as defined in Code Section 22(e)(3).

(i) Distribution Options. An immediate single lump sum payment or annual installment payments over a period of five (5) or ten (10) years. In the absence of an election by the Participant, the default shall be an immediate single lump sum.

(j) Outside Director. Any non-employee member of the Board of Directors of the Company.

(k) Parent. Any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(l) Participant. Any Outside Director who meets the eligibility requirements for participation in the Plan as set forth in Article II and who receives an Award under the Plan.

(m) Plan Year. The fiscal year of the Plan, which is the twelve (12) consecutive month period beginning January 1 and ending December 31; provided, however, the first Plan Year shall begin on the Effective Date and end on December 31, 2005.

(n) Retirement. The retirement from the Board of any Outside Director after attaining age 65.

(o) Subsidiary. Any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      1.2 General Provisions. The masculine wherever used herein shall include the feminine; singular and plural forms are interchangeable. Certain terms of more limited application have been defined in the provisions to which they are principally applicable. The division of the Plan into Articles and Sections with captions is for convenience only and is not to be taken as limiting or extending the meaning of any of its provisions.

ARTICLE II.	ELIGIBILITY AND PARTICIPATION

      2.1 General Eligibility Conditions. All Outside Directors are eligible to receive Awards under the Plan. However, in order to receive a benefit under the Plan, a Participant must meet the requirements of Sections 2.2 and 2.3.

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      2.2 Specific Conditions for Active Participation. To participate actively in the Plan, a Participant must execute or acknowledge a Restricted Share Unit Agreement as described in Section 3.3 and comply with such other procedures as may be established by the Administrative Committee from time to time. A Participant’s Agreement shall be maintained by or on behalf of the Administrative Committee and must be executed, acknowledged, and filed as of the date of grant or at such other time as may be required by regulations issued under Code Section 409A.

      2.3 Termination of Participation. Once an Outside Director becomes a Participant, such individual shall continue to be a Participant until such individual (a) ceases to qualify as an Outside Director, and (b) ceases to have any vested interest in the Plan (as a result of distributions made to such Participant or his Beneficiary, if applicable, or otherwise).

ARTICLE III.	RESTRICTED SHARE UNITS

      3.1 Annual Awards of Restricted Share Units. Promptly following each annual meeting of the shareholders of the Company on and after the Effective Date, each Outside Director shall be automatically granted an Award of 1,400 restricted share units (“Restricted Share Units”), or such greater number as determined by the Administrative Committee in accordance with Section 6.2. Except for the elections which may be made by each Participant as provided in the Plan, the terms of each annual Award of Restricted Share Units shall be the same with respect to each Participant. The Company will credit the number of Restricted Share Units awarded for each Plan Year to the Participant’s Account. For each Award, each Participant shall select the Distribution Option applicable to the Award and the form of payment distribution of the credited Restricted Share Units, which shall be either in cash or Common Shares. The form of the payment distribution selected by the Participant shall be set forth in the Agreement.

      3.2 Record of Account. Solely for the purpose of measuring the amount of the Company’s obligations to each Participant or his beneficiaries under the Plan, the Company will maintain a separate bookkeeping record, an “Account,” for each Participant in the Plan that shall reflect the fair market value of the Account.

      Subject to the provisions of this Article III, on the date when the Restricted Share Units to be credited to the Participant are allocated to his Account, the Company will credit to a separate sub-account a number of hypothetical Common Shares (and fractions thereof) having a Value equal to the Restricted Share Units. For purposes of this Plan, the “Value” of a Common Share on a particular day shall mean: (a) the last reported sale price of a Common Share on the Nasdaq National Market System on the most recent previous trading day (or if there was no trading in the Common Shares on that day, then on the next preceding trading day in which there was trading in the Common Shares), or (b) the mean between the high and low bid and ask price of a Common Share as reported by the National Association of Securities Dealers on the most recent previous trading day, or (c) the last reported sale price of a Common Share on any stock exchange on which the Common Shares are listed on the most recent previous trading day (or if there was no trading in the Common Shares on that day, then on the next preceding trading day on which there was trading in the Common Shares).

      If any Organic Change shall occur, then the Participant’s Account shall be adjusted so as to contain a Value equivalent to such shares of stock, securities or assets (including cash) as would have been issued or payable with respect to or in exchange for the number of Common Shares credited thereto immediately before such Organic Change, if such Common Shares had been outstanding. An

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“Organic Change” includes the recapitalization, reorganization, reclassification, consolidation, or merger of the Company, or any sale of all or substantially all of the Company’s assets to another person or entity, or any other transaction which is effected in such a way that holders of Common Shares are entitled to receive (either directly or upon subsequent liquidation) other stock, securities, or assets with respect to or in exchange for Common Shares.

      The Account of a Participant (as of the Dividend Payment Date), shall be credited with such earnings (or losses) consisting solely of dividend equivalent credits pursuant to this paragraph. Whenever a dividend or other distribution is made with respect to the Common Shares, then the Account of a Participant (as of the Dividend Payment Date) shall be credited, on the payment date for such dividend or other distribution (the “Dividend Payment Date”), with a number of additional Common Shares having a Value, as of the Dividend Payment Date, based upon the number of Common Shares deemed to be held in the Participant’s Account as of the record date for such dividend or other distribution (the “Dividend Record Date”), if such Common Shares were outstanding. If such dividend or other distribution is in the form of cash, the number of Common Shares so credited shall be a number of Common Shares (and fractions thereof) having a Value, as of the Dividend Payment Date, equal to the amount of cash that would have been distributed with respect to the Common Shares deemed to be held in the Participant’s Account as of the Dividend Record Date, if such Common Shares were outstanding. If such dividend or other distribution is in the form of Common Shares, the number of Common Shares so credited shall equal the number of such Common Shares (and fractions thereof) that would have been distributed with respect to the Common Shares deemed to be held in the Participant’s Account as of the Dividend Record Date, if such Common Shares were outstanding. If such dividend or other distribution is in the form of property other than cash or Common Shares, the number of Common Shares so credited shall be a number of Common Shares (and fractions thereof) having a Value, as of the Dividend Payment Date, equal to the value of the property that would have been distributed with respect to the Common Shares deemed to be held in the Participant’s Account as of the Dividend Record Date, if such Common Shares were outstanding. The value of such property shall be its fair market value as of the Dividend Payment Date, determined by the Board based upon market trading if available and otherwise based upon such factors as the Board deems appropriate.

      3.3 Restricted Share Unit Agreement. Each Restricted Share Unit Award granted under the Plan shall be evidenced by a Restricted Share Unit Agreement (“Agreement”). The Agreement shall be dated as of the date of the Award, shall be signed by an officer of the Company authorized by the Board, and shall be signed by the Participant. The Agreement shall describe the Restricted Share Unit Award and state that such Restricted Share Units are subject to all the terms and provisions of the Plan. At the time the Restricted Share Units are awarded, the Board may determine that such Restricted Share Units shall be restricted as to transferability as specified in the Agreement. The prospective Participant of an Award shall not have any rights with respect to such Award, unless and until such Participant has executed an agreement evidencing the Award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award.

ARTICLE IV.	VESTING

      4.1 Vesting. A Participant always will be one hundred percent (100%) vested in amounts credited to such Participant’s Account.

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ARTICLE V.	DISTRIBUTION OF BENEFITS

      5.1 Distribution Timing. A Participant shall receive payment of the amounts credited to his Account upon his termination from Board membership due to Retirement, death, Disability or any other reason. The Participant will begin to receive the amount credited to his Account in the form designated by the Participant in his Agreement as of the first regular payment processing date to occur at least six (6) months after the date of the Participant’s termination of Board membership, Retirement, death or Disability. The Administrative Committee may establish regular payment processing dates and change the same from time to time in its discretion, provided there are at least two such dates each Plan Year. If payment is to be made in an immediate lump sum, it shall occur on the first regular payment processing date as described above. If payment is to be made in annual installments, it shall commence on such first regular payment processing date with subsequent annual installments to occur on the same date each year thereafter until the Participant’s Account is distributed in full.

      5.2 Distribution upon Termination other than for Disability or Death. A Participant may elect the Distribution Option to be applicable to each Award payable upon a termination of Board membership, including by Retirement. The Participant may change his election of a Distribution Option with respect to a particular Award; provided, however, that such change is made at least twelve (12) months prior to the date that payment would have otherwise begun under such Award and provided that a Participant may not change a Distribution Option to one that would complete the distribution of the Participant’s Account more quickly than the election in effect at the date of the new election. If a Distribution Option election is made or changed and distribution is triggered before twelve (12) months have elapsed, the distribution will be made in accordance with the Distribution Option election in effect prior to the change or, if none, in accordance with the default Distribution Option.

      If an annual installment payment method is the selected Distribution Option, the amount of the annual benefit shall equal the amount necessary to fully distribute the Participant’s Account as an annual benefit over the installment period, consistent with the following methodology: the amount payable as the annual installment shall equal the value of the Participant’s Account as of the most recent Account valuation date, multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the number of annual installments remaining in the installment period elected by the Participant. For example, assuming a ten (10) year installment payment period applies, the amount distributed at each of the distribution dates would represent the value of the Participant’s Account as of the most recent valuation date preceding the actual distribution date times the following factors: Year 1 — 10% ( 1/10), Year 2 — 11.11% ( 1/9), Year 3 — 12.5% ( 1/8), Year 4 — 14.29% ( 1/7), Year 5 — 16.66% ( 1/6), Year 6 — 20% ( 1/5), Year 7 — 25% ( 1/4), Year 8 — 33.33% ( 1/3), Year 9 — 50% ( 1/2), Year 10 — 100% ( 1/1).

      The Participant must provide the Company advance notice of his intention to retire and receive benefits hereunder in accordance with uniform procedures established by the Administrative Committee.

      5.3 Distribution upon Death. In the event of the death of the Participant while receiving benefit payments under the Plan, the Beneficiary or Beneficiaries designated by the Participant shall be paid the remaining payments due under the Plan in accordance with the method of distribution in effect at the date of death. In the event of the death of the Participant prior to the commencement of

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the distribution of benefits under the Plan, such benefits shall be paid to the Beneficiary or Beneficiaries designated by the Participant, beginning as soon as practicable after the Participant’s death. Such benefits shall be paid in the default Distribution Option unless another Distribution Option was timely elected by the Participant at least twelve (12) months prior to his death.

      5.4 Distribution in the Event of Disability. Upon the Participant’s Disability, the Participant shall be eligible to receive payment of the amounts credited to his Account in the default Distribution Option commencing as soon as practicable after the Administrative Committee is satisfied of the determination of the existence of a Disability with respect to such Participant. The Participant’s Account may also be payable in one of the other Distribution Options provided such other Distribution Option was timely elected by the Participant at least twelve (12) months prior to his Disability.

      5.5 Withdrawals for Unforeseeable Emergency. Upon the occurrence of an unforeseeable emergency, the Participant shall be eligible to receive payment of the amount necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent such liquidation would not itself cause severe financial hardship). The amount determined to be properly distributable under this section and applicable regulations under Code Section 409A shall be payable in a single lump sum only. For the purposes of this section, the term “unforeseeable emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent of the Participant (as defined in Code Section 152(a)); loss of the Participant’s property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. It shall be the responsibility of the Participant seeking to make a withdrawal under this section to demonstrate to the Administrative Committee that an unforeseeable emergency has occurred and to document the amount properly distributable hereunder.

ARTICLE VI.	PLAN ADMINISTRATION

      6.1 Administration. The Plan shall be administered by the Administrative Committee as an unfunded deferred compensation plan that is not intended to meet the qualification requirements of Code Section 401.

      6.2 Administrative Committee. The Administrative Committee will operate and administer the Plan and shall have all powers necessary to accomplish that purpose, including, but not limited to, the discretionary authority to interpret the Plan, the discretionary authority to determine all questions relating to the rights and status of Participants, and the discretionary authority to make such rules and regulations for the administration of the Plan as are not inconsistent with the terms and provisions hereof or applicable law, as well as such other authority and powers relating to the administration of the Plan, except such as are reserved by the Plan to the Board. All decisions made by the Administrative Committee shall be final.

      Without limiting the powers set forth herein, the Administrative Committee shall have the power (a) to change or waive any requirements of the Plan to conform with the law or to meet special circumstances not anticipated or covered in the Plan; (b) to determine the times and places for holding meetings of the Administrative Committee and the notice to be given of such meetings; (c) to

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employ such agents and assistants, such counsel (who may be counsel to the Company), and such clerical and other services as the Administrative Committee may require in carrying out the provisions of the Plan; and (d) to authorize one or more of their number or any agent to execute or deliver any instrument on behalf of the Administrative Committee. The Administrative Committee shall also have the power to increase the number of Restricted Share Units to be awarded to Plan Participants as annual Awards described in Section 3.1 without further shareholder approval if, within the Administrative Committee’s discretion, such an increase is warranted to maintain director compensation at a competitive level; provided that no annual Award described in Section 3.1 shall be greater than 5,000 Restricted Share Units.

      The members of the Administrative Committee and the Company and its officers and directors, shall be entitled to rely upon all valuations, certificates and reports furnished by any funding agent or service provider, upon all certificates and reports made by an accountant, and upon all opinions given by any legal counsel selected or approved by the Administrative Committee, and the members of the Administrative Committee and the Company and its officers and directors shall, except as otherwise provided by law, be fully protected in respect of any action taken or suffered by them in good faith in reliance upon any such valuations, certificates, reports, opinions or other advice of a funding agent, service provider, accountant or counsel.

      6.3 Statement of Participant’s Account. The Administrative Committee shall, as soon as practicable after the end of each Plan Year, provide to each Participant a statement setting forth the Account of such Participant under Section 3.2 as of the end of such Plan Year. Such statement shall be deemed to have been accepted as correct unless written notice to the contrary is received by the Administrative Committee within thirty (30) days after providing such statement to the Participant. Account statements may be provided more often than annually in the discretion of the Administrative Committee.

      6.4 Filing Claims. Any Participant, Beneficiary or other individual (hereinafter a “Claimant”) entitled to benefits under the Plan, or otherwise eligible to participate herein, shall be required to make a claim with the Administrative Committee (or its designee) requesting payment or distribution of such Plan benefits (or written confirmation of Plan eligibility, as the case may be), on such form or in such manner as the Administrative Committee shall prescribe. Unless and until a Claimant makes proper application for benefits in accordance with the rules and procedures established by the Administrative Committee, such Claimant shall have no right to receive any distribution from or under the Plan.

ARTICLE VII. AMENDMENT AND TERMINATION

      7.1 Amendment. The Board reserves the right, in its sole discretion, to amend, modify or alter any or all of the provisions of the Plan at any time and from time to time without the consent of any Participants; provided, however, that no amendment shall operate retroactively so as to affect adversely any rights to which a Participant may be entitled under the provisions of the Plan as in effect prior to such action. Furthermore, no such amendments, modifications or alterations shall be made without the approval of the Company’s shareholders to the extent such approval is required by applicable law, regulation or Nasdaq or stock exchange rule.

      7.2 Termination. The Company reserves, in its sole discretion, the right to suspend, discontinue or terminate the Plan at any time in whole or in part; provided, however, that a suspension,

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discontinuance or termination of the Plan shall not (a) accelerate the obligation to make payments to any person not otherwise currently entitled to payments under the Plan, unless otherwise specifically so determined by the Company and permitted by applicable law, (b) relieve the Company of its obligations to make payments to any person then entitled to payments under the Plan, or (c) reduce any existing Account balance.

ARTICLE VIII. MISCELLANEOUS PROVISIONS

      8.1 Facility of Payments. Whenever, in the opinion of the Administrative Committee, a person entitled to receive any payment, or installment thereof, is under a legal disability or is unable to manage his financial affairs, the Administrative Committee shall have the discretionary authority to direct payments to such person’s legal representative or to a relative or friend of such person for his benefit; alternatively, the Administrative Committee may in its discretion apply the payment for the benefit of such person in such manner as the Administrative Committee deems advisable. Any such payment or application of benefits made in good faith in accordance with the provisions of this Section shall be a complete discharge of any liability of the Administrative Committee with respect to such payment or application of benefits.

      8.2 Funding. All benefits under the Plan are unfunded and the Company shall not be required to establish any special or separate fund or to make any other segregation of assets in order to assure the payment of any amounts under the Plan; provided, however, that in order to provide a source of payment for its obligations under the Plan, the Company may establish a trust fund. The right of a Participant or his Beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, and neither the Participant nor his Beneficiary shall have any rights in or against any amounts credited under the Plan or any other specific assets of the Company. All amounts credited under the Plan to the benefit of a Participant shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes as it may deem appropriate.

      8.3 Anti-Assignment. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge; and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit shall be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefits. If a Participant, a Participant’s spouse, or any Beneficiary should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right to benefits under the Plan, then those rights, in the discretion of the Administrative Committee, shall cease. In this case, the Administrative Committee may hold or apply the benefits at issue or any part thereof for the benefit of the Participant, the Participant’s spouse, or Beneficiary in such manner as the Administrative Committee may deem proper.

      8.4 Unclaimed Interests. If the Administrative Committee shall at any time be unable to make distribution or payment of benefits hereunder to a Participant or any Beneficiary of a Participant by reason of the fact that his whereabouts is unknown, the Administrative Committee shall so certify, and thereafter the Administrative Committee shall make a reasonable attempt to locate such missing person. If such person continues missing for a period of three (3) years following such certification, the interest of such Participant in the Plan shall, in the discretion of the Administrative Committee, be distributed to the Beneficiary of such missing person.

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      8.5 References to Code, Statutes and Regulations. Any and all references in the Plan to any provision of the Code, ERISA, or any other statute, law, regulation, ruling or order shall be deemed to refer also to any successor statute, law, regulation, ruling or order.

      8.6 Liability. The Company, and its directors, officers and employees, shall be free from liability, joint or several, for personal acts, omissions, and conduct, and for the acts, omissions and conduct of duly constituted agents, in the administration of the Plan.

      8.7 Governing Law; Severability. The Plan shall be construed according to the laws of the State of Ohio, including choice of law provisions, and all provisions hereof shall be administered according to the laws of that State, except to the extent preempted by federal law. A final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. In the event that any one or more of the provisions of the Plan shall for any reason be held to be invalid, illegal, or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of the Plan, but the Plan shall be construed as if such invalid, illegal, or unenforceable provisions had never been contained herein, and there shall be deemed substituted such other provision as will most nearly accomplish the intent of the parties to the extent permitted by applicable law.

      8.8 Taxes. The Company shall be entitled to withhold any taxes from any distribution hereunder or from other compensation then payable, as it believes necessary, appropriate, or required under relevant law.

      8.9 Effective Date. This Plan shall be effective upon approval by the shareholders of the Company (the “Effective Date”). This Plan shall be submitted to the shareholders of the Company for approval at the Company’s 2005 annual meeting of shareholders, anticipated to be held May 11, 2005.

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STATE AUTO FINANCIAL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

This Proxy is Solicited on Behalf of the
Board of Directors of State Auto Financial Corporation

      The undersigned hereby appoints Robert H. Moone, and in the event he is unable to so act, Mark A. Blackburn, Steven J. Johnston and John R. Lowther, and any one or more of them, proxies, with full power of substitution, to represent and vote all common shares, without par value (the “Shares”), of State Auto Financial Corporation (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at the Company’s principal executive offices located at 518 East Broad Street, Columbus, Ohio, on Wednesday, May 11, 2005, at 10:00 a.m., local time, and at any and all adjournments thereof, as specified in this Proxy.

Proposal 1 — Election of the following nominees as Class II Directors:

FOR all Nominees	☐	WITHHELD for all Nominees	☐

      (except as marked to the contrary)

David J. D’Antoni	William J. Lhota	S. Elaine Roberts

      To withhold authority to vote for any individual nominee(s) print the names in the space below

Proposal 2 — Approval of the Amended and Restated Equity Incentive Compensation Plan

☐ For                     ☐ Against                     ☐ Abstain

Proposal 3 — Approval of the Outside Directors Restricted Share Unit Plan

☐ For                     ☐ Against                     ☐ Abstain

Proposal 4 — Ratification of selection of Ernst & Young LLP, as the Company’s independent public accountants for 2005.

☐ For                     ☐ Against                     ☐ Abstain

In addition, the named proxies are authorized to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

The Shares represented by this Proxy will be voted upon the proposals listed above in accordance with the instructions given by the undersigned, but if this Proxy is signed and returned and no instructions are given, this Proxy will be voted FOR the election of all nominees set forth in Proposal 1, FOR Proposals 2 through 4 and, in the discretion of the proxies, on any other matter which properly comes before the Annual Meeting or any adjournment thereof.

Please mark, date and sign as your name appears below and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name by a duly authorized officer. If shares are held jointly, each stockholder named should sign.

Date:
Signature

Signature

VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by State Auto Financial Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to State Auto Financial Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

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